UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Independent Bank Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

LETTER TO SHAREHOLDERS

April 27, 2021

DEAR FELLOW SHAREHOLDER:

We are pleased to invite you to attend the 2021 Annual Meeting of Shareholders to be held online via live webcast on Thursday, May 27, 2021, at 2:30 p.m., Central Time. In order to participate in the virtual 2021 Annual Meeting, you must register at www.register.proxydocs.com/ibtx.

Please note that as part of the registration process, you will be required to enter your control number found on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will need to obtain your control number from your broker, bank or other nominee and will be required to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

You will also be asked to provide a valid email address during the registration process. Upon completing your registration, you will receive a confirmation email. Approximately one hour before the meeting begins, you will receive an additional email with a unique link that will allow you access to the virtual Annual Meeting.

During the meeting, we will provide an overview of the Company’s operating results for 2020 and plans for the year ahead. We will also vote on Annual Meeting matters, including the election of Class II directors.

Whether or not you’re able to join us for our virtual Annual Meeting, it is important that your shares be represented. Please take a moment to carefully read each of the proposals described in this Proxy Statement, and complete, date, sign and return the enclosed proxy card as soon as possible. For your convenience, you may also use Internet or telephone voting according to the instructions on the proxy card.

We appreciate your continued support of our Company and look forward to you joining us for the live webcast of our Annual Meeting.

Sincerely,

David R. Brooks

Chairman, Chief Executive Officer and President

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF INDEPENDENT BANK GROUP, INC:

The annual meeting of shareholders (the “Annual Meeting”) of Independent Bank Group, Inc. (the “Company”), will be held on Thursday, May 27, 2021 at 2:30 p.m., Central Time. The meeting will be conducted exclusively online by live webcast. In order to participate in the virtual 2021 Annual Meeting, you must register at:

www.register.proxydocs.com/ibtx

Please note that as part of the registration process, you will be required to enter your control number found on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will need to contact your broker, bank or other nominee to obtain your control number and you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

You will also be asked to provide a valid email address during the registration process. Upon completing your registration, you will receive a confirmation email. Approximately one hour before the virtual Annual Meeting begins, you will receive an additional email containing a unique link to access the virtual meeting.

Only shareholders as of the close of business on April 5, 2021 may attend the virtual Annual Meeting, and any adjournment or postponement thereof. You will be able to access the webcast site fifteen (15) minutes prior to the meeting start time to check-in and to test your computer audio and video equipment. Virtual attendance at the meeting constitutes presence in person for purposes of quorum at the meeting. You will be able to vote your shares electronically and view the list of shareholders entitled to vote by following the instructions on the webcast site. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. Should you require assistance in accessing the webcast or encounter difficulties in accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be included in the email containing the link to access the virtual meeting.

The 2021 Annual Meeting is being conducted for the following purposes:

1.	To elect three (3) directors named in the proxy statement (the “Proxy Statement”);

2.	To conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers (“Say-on-Pay”);

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

A Proxy Statement describing these proposals is attached. If you have any questions concerning the Proxy Statement, would like additional copies of the Proxy Statement or need help voting your shares of the Company’s common stock, please contact Nicole Metcalf, the Company’s Corporate Secretary, at (972) 562-9004.

By Order of the Board of Directors,

Nicole Metcalf

Corporate Secretary

McKinney, Texas

April 27, 2021

Your vote is important! You are encouraged to vote as soon as possible. Whether or not you plan to attend the meeting, please vote by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed envelope. For your convenience, you may also vote via the Internet or by telephone per the instructions on the proxy card. Submitting your proxy by one of these methods will ensure that your shares are represented at the meeting.

Key Director Attributes	19

Board Diversity	20

Nominees for Election	20

Continuing Directors	23

Executive Officers	26

Board Governance	28

Director Independence	28

Board Leadership and Committees	28

Meetings & Attendance	34

Code of Conduct	34

Code of Ethics for Financial Professionals	35

Corporate Governance Guidelines	35

Compensation Committee Interlocks and Insider Participation	35

Related Person and Certain Other Transactions	36

Stock Ownership of Directors, Nominees, Executive Officers and Principal Shareholders	38

Section 16(a) Beneficial Ownership Reporting Compliance	40

Director Compensation	41

PROPOSAL II:	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)	42

Advisory Vote		42

Compensation Discussion & Analysis		43

Overview	43

Executive Summary	43

Compensation Philosophy and Objectives	44

Our Compensation Program	44

Compensation Process, Policies and Practices	49

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	I

OUR PROXY STATEMENT

ABOUT OUR PROXY STATEMENT

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our Company,” “the Company” or “Independent” refer to Independent Bank Group, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the “Bank” refer to Independent Bank, a wholly owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of our voting securities, which consist of our common stock, par value $0.01 per share (“common stock”).

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2021 Annual Meeting of Shareholders of the Company to be held by webcast on Thursday, May 27, 2021 at 2:30 p.m., Central Time, and any adjournments thereof for the purposes set forth in this Proxy Statement and the accompanying notice of the meeting. To access the webcast of the meeting, you must first register at www.register.proxydocs.com/ibtx. You will be required to enter the control number on your proxy card or voting instructions as part of the registration process. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will need to contact your broker, bank or other nominee to obtain your control number and you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

You will also be asked to provide a valid email address during the registration process. Upon completing your registration, you will receive a confirmation email. Approximately one hour before the virtual Annual Meeting begins, you will receive an additional email containing a unique link to access the virtual meeting.

The close of business on April 5, 2021 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting or at any adjournment thereof. On the Record Date, there were 43,192,907 shares of our common stock issued and outstanding and entitled to vote at the meeting. A list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten (10) days prior to the meeting. A list of shareholders entitled to vote will also be electronically available by separate web link on the meeting site that will host the webcast of the Annual Meeting. This Proxy Statement, the notice of the meeting and the enclosed proxy card are first being sent to shareholders on or about April 27, 2021.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at www.ibtx.com.

•	Notice of 2021 Annual Meeting of Shareholders to be held by webcast on Thursday, May 27, 2021;

•	Proxy Statement for 2021 Annual Meeting of Shareholders;

•	Form of Proxy; and

•	Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	1

OUR PROXY STATEMENT

YOUR VOTE IS IMPORTANT

You are eligible to vote on the matters described in this Proxy Statement if you were a shareholder as of the close of business on April 5, 2021 (the “Record Date”). For your convenience, you may vote either online, by mail, by phone, or in person during the live webcast of our Annual Meeting of Shareholders. You may attend the live webcast of the Annual Meeting if you were the shareholder of record as of the Record Date, or by providing proof that you are the beneficial owner of shares held in “street name” as outlined in the section of this Proxy Statement titled “Our Annual Meeting.”

Visit the website listed in your voting materials	Call the toll-free voting number in your voting materials	Mail your completed and signed voting materials	Vote in person during the live webcast of Annual Meeting of Shareholders

SUMMARY OF PROPOSALS

Proposal I: Election of Directors The Board of Directors recommends that you vote FOR each nominee.

Proposal II: Advisory Vote on Executive Compensation (“Say-on-Pay”) The Board of Directors recommends that you vote FOR this proposal.

Proposal III: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2021 The Board of Directors recommends that you vote FOR this proposal.

2	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

2020 FINANCIAL HIGHLIGHTS

The summary below highlights certain information about our historical and 2020 financial performance. For complete information regarding the Company’s 2020 performance, please see the Company’s Annual Report on Form 10-K for the year end December 31, 2020, which is included in your Annual Meeting materials and can be accessed by going to the “Investor Relations-SEC Filings” portion of our website, www.ibtx.com.

IBTX ON THE MOVE

Since the Company first went public in April of 2013, the Company has established a history of growing assets both organically and through strategic acquisitions.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	3

2020 FINANCIAL HIGHLIGHTS

THE STRENGTH OF OUR CONSERVATIVE CREDIT CULTURE

The Company attributes a large part of its continued success to its conservative credit culture, which significantly contributed to our Company’s ability to withstand the unprecedented challenges presented by the COVID-19 pandemic.

CONSISTENT DIVIDEND GROWTH

The Company has also seen consistent growth in annual dividend per share since it went public in 2013.

4	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

2020 FINANCIAL HIGHLIGHTS

2020 SELECTED FINANCIAL INFORMATION

Despite the challenges presented by 2020, as demonstrated below, the Company continued its track record of solid earnings, healthy balance sheet growth, superior credit metrics, and strong capital.

                             (IN THOUSANDS)

	2020	2019
Total Assets	$17,753,476	$14,958,207
Loans Held for Investment	13,076,095	$11,615,970
Deposits	14,398,927	$11,941,336
Net Income	201,209	$192,736
Earnings per Share (diluted)	$4.67	$4.46
Nonperforming Assets to Total Assets	0.29%	0.21%
Nonperforming Loans to Total Loans (held for investment)	0.44%	0.24%
Net Charge-Offs to Average Loans Outstanding	0.05%	0.07%
Tier 1 Risk-Based Capital Ratio	10.74%	10.19%
Total Risk-Based Capital Ratio	13.32%	11.83%
Total Shareholders’ Equity	$2,515,371	$2,339,773

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	5

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

REAFFIRMING AND ENHANCING OUR COMMITMENTS

Independent Bank Group’s Board of Directors and leadership recognize that modern businesses have a responsibility to make the world a better place by emphasizing Environmental, Social, and Governance (ESG) issues in addition to financial results. The Company’s ESG initiatives are outlined in the following sections.

“As community bankers, we actively support the markets we serve through hands-on philanthropic efforts designed to build healthier, more vibrant communities. This, coupled with our Board of Directors’ commitment to enhancing diversity and inclusion within our Company, allows us to provide meaningful and engaging employee experience while inspiring employees to be powerful forces for positive change.”

~David R. Brooks, Chairman, Chief Executive Officer, and President

ENVIRONMENTAL MATTERS

Photograph By: Wade Griffith Photography

Our Company is committed to doing its part to contribute to sustaining the environment. In March of 2019, we completed construction of our new headquarters building—a six-story, 165,000 square foot facility. In January of 2021, we announced the beginning of construction of phase two of our headquarters—a six-story, 198,000 square foot building, with completion anticipated in 2022. Our current facility is LEED® Silver Certified. Our design and construction strategy for these facilities incorporates environmentally friendly features that include:

• Intelligent electrochromic windows system that automatically adjusts tint levels across glass panels as lighting patterns shift throughout the day to allow more exposure to natural light and reflection of radiation, which reduces energy consumption for lighting and HVAC purposes;

• Low-flow plumbing fixtures to conserve water;

• Programmable LED lights that allow the lighting of occupied spaces to be controlled by motion sensor; and

• Angular design to maximize preservation of natural landscape, including a nature greenbelt, water features and access to walking trails.

Both our headquarters and branch locations utilize recycling and shredding receptacles that contributed to recycling more than 26,500 pounds of paper in 2020. Our locations also include video and telephone conference technology to promote virtual meetings and reduction of carbon footprint through decreased travel.

Environmental stability also informs our decisions on business strategy and products. We have taken great strides to become a more paperless institution by implementing technology and procedures that replace the paperwork intensive bank practices of the past, including our digital banking platform, which offers online banking and bill pay, mobile banking with mobile deposit, and estatements, and our online loan application process.

6	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

SOCIAL MATTERS

Over the past year, the Company has continued to focus on the broader concept of stakeholders – shareholders, customers, communities, employees, and society at large. The sections below illustrate some of the Company’s ongoing commitments to serve each group of stakeholders.

COMMITMENT TO OUR CUSTOMERS

Our Company has a long track record of developing exceptional relationships with customers. We know their businesses and their needs, and our customers know us. We continually strive to raise our standard of service, and refine our product offerings to serve changing markets. As part of that process, we continue to adapt our technology to improve product availability and delivery. We are committed to enhancing our banking relationships, and will continue to leverage our unique experience and expertise to better understand and serve our customers in each and every market we serve.

Over 6,300 PPP Loans Funded	This last year certainly presented some of the most unexpected market changes with the onset of the COVID-19 pandemic. As the COVID-19 pandemic caused economic disruption to our customers, we remained vigilant in crafting solutions to address their unique circumstances. We proudly delivered over 6,300 Paycheck Protection Program (“PPP”) loans totaling over $820 million to existing customers during the first round of PPP loan funding introduced by the Coronavirus Aid, Relief and Economic Security Act. We also participated in and are continuing to provide additional relief to borrowers through second round PPP funding under the Economic Aid to Hard-Hit Small Business,

Nonprofits, and Venues Act. We also deployed a user friendly platform so borrowers could apply for PPP loan forgiveness with ease. In addition to PPP loans, we proactively worked with our borrowers to provide prudent loan modifications permitting deferrals and payment relief to address their specific hardships created by the pandemic.

Aside from our customers’ financial needs, we also took and continue to maintain measures to protect their health and safety while banking with us. We increased education around making the most of mobile banking applications and developed a COVID-19 resource center prominently displayed on our website for our customers. The resource center provides a wide range of information to help customers navigate these uncertain times, including fraud prevention, COVID-19 updates, FDIC resources, small business assistance, and frequently asked questions. The Company also remains committed to making sure that our customers feel safe and welcome in our locations. We have reconfigured lobbies to promote social distancing, installed plexi-glass shields where appropriate, supplied electronic sanitization stations where possible across our locations, enhanced and increased the frequency of cleaning and sanitization of surfaces, and require all employees to wear face coverings, especially when interacting with customers.

COMMITMENT TO OUR COMMUNITIES

Our Company believes that building strong, healthy communities is a fundamental part of building a strong, healthy business. We are committed to serving our customers and the communities in which we do business through active corporate citizenship and financial education. These initiatives are

Photographs By: Iwan Baan

spearheaded by our Senior Director of Healthy Communities and our Community Development Officers. Below we highlight a few of the successes from our community outreach programs.

Family Health Center on Virginia, a Collaborative External Partnership: Our Company served as a catalyst and lead donor for the newly constructed facility (pictured left) for the Family Health Center on Virginia, a Federally Qualified Health Center in McKinney, Texas. The clinic provides a medical home (medical, dental, and behavioral healthcare) for members of our community who are uninsured or underinsured. The clinic operates on a sliding fee scale and no one is denied care because of an inability to pay.

The clinic plays a significant role in ensuring that everyone in the North Texas community has access to critical primary care resources and in eliminating health disparities in North Texas. There are an estimated 152,510 residents in Collin County, who are uninsured or underinsured, with 56,340 living in McKinney. Additionally, 11,000 Medicare and 14,000 Medicaid recipients in McKinney do not have a medical home. In the period from January 1, 2020 through December 31, 2020, the clinic provided vital medical healthcare

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	7

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

services to 3,928 unique patients and provided 18,077 visits. Of those served, 38% were uninsured, and, among patients reporting, 67% were at or below 100% of poverty guidelines. In 2020, 26% of clinic patients were African American and 35% were Hispanic or Latino patients. The Family Health Center expects continued growth and anticipates seeing up to 12,000 unique patients in the new facility, and approximately 36,000 patient visits annually.

Company management and leadership contributed thousands of hours to help bring the project to fruition. We were instrumental in forming a private-public partnership in support of this project involving government entities, medical providers, non-profits and private companies. Partners include the City of McKinney, McKinney Community Development Corporation, McKinney Economic Development Corporation, Baylor Scott & White Health, Medical City, Collin County, Encore Wire, Emmerson Automation Solutions and Communities Foundation of Texas. To date, through these collaborative efforts, we have raised approximately $10 million, in support of expanding access to healthcare for all, of which $2.7 million has been provided directly by the Company.

To learn more about the Family Health Center, visit www.fhcntx.org.

Paul Quinn College Partnership: Founded in 1872, Paul Quinn College is the oldest historically black college west of the Mississippi River and the nation’s first urban work college. The Company is presently partnering with Paul Quinn College to assist in the development of a best-in-class banking program, aimed at providing pathways to success for minorities and women in the banking sector. Through this partnership, the Company is assisting in curriculum development through lectures and seminars provided by Company senior executives in various disciplines, including credit, accounting, finance and marketing. The Company’s Head of Retail Banking serves on the advisory board for the program. The Company will also participate in the college’s corporate work program, which offers paid internships to help offset college tuition and fees while providing mentorship and real-world work experience.

Over $1.9 million granted to non-profits	Community Grants Program: The Company has a vibrant community grants program that supports the work of non-profits throughout the communities we serve. In 2020, we supported 36 non-profits that addressed a wide variety of current social issues, including employment services and job training, education, childcare, financial planning, family coaching, homelessness, hunger, mental and physical healthcare and support, single mother support services, and foster care support. To date, our Company’s community grants program has invested over $1.9 million in the communities we serve. A complete list of our 2020 grant recipients, and past grant recipients can be found by going to the "Our Story-Community Grants" section of our website, www.ibtx.com. In addition to our grants program, the Company matches an employee’s personal financial contribution to any non-profit up to $1,000 and for every twenty hours an employee volunteers to serve a non-profit, the Company makes a $500 donation up to 4 times per calendar year.

Beyond our traditional grants program, our Company provided additional financial support in the face of the COVID-19 pandemic. In these difficult times, we contributed over $100,000 to support food banks across Texas and Colorado. This investment contributed to the delivery of over 300,000 meals to families in need, and provided meaningful paid employment to unemployed shift workers. In addition, the Company donated an additional $89,000 to non-profits focused on small business support, housing and shelter, employment, remote learning technology, childcare and healthcare during the year.

Over 6,500 Employee volunteer hours	Employee Giving and Volunteering: Our Company is proud that its robust partnerships with non-profit organizations goes beyond financial contribution alone, with employees regularly dedicating numerous volunteer and service hours to a variety of non-profit organizations throughout Texas and Colorado. In 2020, employees volunteered over 6,500 hours for a volunteer value of $178,000 and directed over $96,000 to communities through individual donations and our company’s matching gift program, IF Gives Back.

Community Champions Program: Our Company is especially proud of its Community Champions Program (“CCP”). Introduced in 2019, CCP identifies strategic community relationships to provide meaningful skills-based volunteer opportunities for employees. Employees are allotted up to 8 additional hours of paid time off to participate in service activities through CCP. Specific ways in which CCP participants give of their time and talent include:

•	Teaching budgeting classes to at-risk youth;

•	Conducting new home-buyer classes;

•	Walking first-generation college students through mock interviews; and

•	Teaching financial literacy in sponsored schools.

8	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Financial Education: Our Company also values financial education and believes in teaching kids, teens and young adults early on about basic financial concepts. In partnership with Banzai, Inc., our Company offers interactive courses on savings, insurance, retirement, taxes, life changes, housing, borrowing and credit, investing and budgeting. Through real-life scenarios, this program lays the groundwork for our youth to achieve future financial health and success. You can learn more about the Banzai program by going to the “Our Story-Community Involvement” section of our website, www.ibtx.com.

COMMITMENT TO OUR EMPLOYEES

100% Employee Bonus Incentive Plan Paid 0 Layoffs or Furloughs	We know that our employees are one of our greatest assets. To attract and retain talent, the Company offers competitive compensation and benefits to our employees, and is heavily invested in the health, safety and welfare of each employee. The Company’s standard benefits package includes an active health and wellness program that engages employees throughout the year with the goal of generating positive health outcomes for our team members. The program includes access to telemedicine, health savings accounts, flexible spending accounts, insurance premium reductions for those who complete certain health and fitness tasks in the year, and an Employee Assistance Program offering confidential emotional support, work-life solutions, and legal and financial planning resources. The Company also empowers employees to plan for their financial futures by matching 100% of the first 6% of contributions made to the Company’s 401(k) plan.

In addition to its competitive benefits and compensation plan, the Company’s Board of Directors ensures that senior management adopts strategies that result in the Company keeping a continuous pulse on both employee performance and satisfaction at every level. In that regard, the Company recently adopted a new online platform called “The Spotlight,” which acts as a centralized resource to “give credit where credit is due” via e-card recognitions and redeemable incentive awards. Through this resource, the Company reinforces its core values grounded in self-less service, trust, hardwork, meaningful relationship development, and principled decision making.

In 2020, the Company paid 100% of its employee bonus incentive plan to its employees and did not layoff or furlough any employees, despite the challenges that the COVID-19 pandemic presented this year.

We have taken extra measures to protect and promote our employees’ health, safety and financial stability in the face of the pandemic. At the onset of the pandemic, the Company implemented a work-from-home plan for those who could perform their duties remotely, and branches were minimally staffed to provide for lobby service by appointment and drive-thru only. We enhanced connectivity measures to support the increased number of remote workers and distributed additional equipment as needed to provide an efficient work-from-home environment to our employees. We also heightened and continue to routinely test our cybersecurity measures to ensure our employees safely serve our customers when working remotely. In the latter part of 2020, we gradually began returning our employees to our locations, operating under a 50/50 staff rotation schedule and reduced lobby hours.

As mentioned above, we implemented health and safety protocols, which remain in place today, to protect both our customers and our employees. These protocols include branch lobby configurations to promote social distancing and plexi-glass shields where appropriate to provide additional employee protections. Breakrooms and workrooms are supplied with hand sanitizer and tissues, and employees are required to wear face coverings. Surfaces continue to be frequently cleaned and sanitized, and protocols are in place to track and address exposures and potential exposures to COVID-19. We distribute routine communication to employees pertaining to pandemic related resources, updates and protocol reminders. Business travel also remains limited.

At the beginning of the pandemic, we provided a total of $954,181 in Frontline Pay to reward our branch employees, who bravely continued to serve customers at a time when we were just beginning to learn about COVID-19. The Company also implemented, and continues to offer, a new paid time off program called Special Circumstance Pay. This special form of PTO allows branch employees, who cannot perform their duties remotely to maintain their salaries under the Company’s modified operating procedures, and supports all employees in taking time off for COVID related circumstances to prevent exhaustion of their standard PTO time. Employees are also encouraged to obtain the COVID-19 vaccine, with Special Circumstance Pay allocated to employees to accommodate time off necessary to complete the vaccination process and health task and fitness credit awarded under the Company’s insurance premium reduction program. As of March 31, 2021, $5.1 million of Special Circumstance Pay has been allocated to employees to address their specific COVID-19 related circumstances.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	9

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

Our Company also values recruitment, retention and advancement of a diverse workforce. The Company launched a Diversity and Inclusion Program in the fourth quarter of 2020. This program is built upon the three core principles of people, culture and community and seven hallmarks of effective execution that include increasing minority talent in individual contributor roles, increasing women and minorities in management roles and engaging employees in building a diverse and inclusive workplace. The Company also created a Diversity Council, comprised of 18 cross-functional leaders diverse in gender, race and ethnicity, as part of this initiative. Management regularly reports to the Board of Directors on strategic measurable goals set under the program and progress made in achieving those goals. Upper tier management includes individuals who self-identify as Black or African-American, Hispanic, and Asian-American and 68% of the Company's entire workforce is female.

COMMITMENT TO OUR SHAREHOLDERS

The Board of Directors and the Company’s leadership remain committed to enhancing shareholder value. Management remains focused on producing consistent, strong earnings and returning those profits to shareholders through dividends and corporate share repurchases. Further, the Board and Company value regular engagement with our shareholders. This ongoing dialogue provides shareholders with transparency and informs them of the Company’s continued improvement and enhancement of governance standards and practices. Shareholder input is regularly shared with the Board of Directors, its committees and management. The Board of Directors routinely reviews our governance practices and policies, including our shareholder engagement practices, in furtherance of this goal of continual improvement and enhancements.

Travel restrictions and the Company’s own protective measures initiated in response to the COVID-19 pandemic made investor engagement especially challenging in 2020. We did not allow those challenges to interfere with our commitment to shareholder engagement and participated in over 100 virtual meetings with shareholders from March through the end of 2020. We also enhanced our investor presentations to provide timely information in response to shareholder concerns pertaining to the impact of emerging risks of the COVID-19 pandemic on both our Company and the broader banking sector.

10	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

GOVERNANCE MATTERS

We recognize that sound corporate governance is critical to achieving success. Our corporate governance structure aligns with our strategic objectives and initiatives and spans across the multi-faceted approach identified below.

Our Company’s governance construct relies upon a holistic approach to risk management that instills in all employees a sense of shared ownership of risk management and motivates collaboration to protect our customers and safeguard our stakeholders. We consider our Risk Oversight Committee to be one of the hallmarks of our governance structure. Established in 2018, this committee oversees the Bank’s Enterprise Risk Management (ERM) framework, which includes monitoring of key risks such as operational, strategic, financial, liquidity, credit, compliance and reputational risk. THE ERM Framework drives the identification and assessment, measurement, monitoring, aggregation, prioritization, and reporting of risks across the Company and supports management and the Board of Directors in their continued monitoring and effective management of material risks. Facets of our ERM framework, which were especially instrumental in overcoming the unprecedented challenges experienced in 2020 from the COVID-19 pandemic, social unrest, and weather events, were our Business Continuity Planning (BCP) and our Credit management committees. Comprised of a deep field of expertise across multiple departments of the Company, our BCP monitored and proactively constructed protocols that struck the right balance between sustaining operations, employee and customer satisfaction and compliance, while our Credit management committee effectively managed credit risk through prudent underwriting and loan restructuring.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	11

OUR ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting of Shareholders of the Company will be held on Thursday, May 27, 2021 at 2:30 p.m., Central Time. The meeting will be conducted exclusively by online live webcast. In order to access the live webcast, you must first register at:

www.register.proxydocs.com/ibtx

Please note that as part of the registration process, you will be required to enter your control number found on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will need to contact your broker, bank or other nominee to obtain your control number and you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

You will also be asked to provide a valid email address during the registration process. Upon completing your registration, you will receive a confirmation email. Approximately one hour before the virtual Annual Meeting begins, you will receive an additional email containing a unique link to access the virtual meeting.

You will be able to access the meeting site fifteen (15) minutes prior to the meeting start time to check-in and to test your computer audio and video equipment. Virtual attendance at the meeting constitutes presence in person for purposes of quorum at the meeting. You will be able to vote your shares electronically and view the list of shareholders entitled to vote by following the instructions on the webcast site. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox.

Should you require assistance in accessing the webcast or encounter difficulties in accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be posted in your instructional email.

Why are we holding the Annual Meeting virtually?

The Board of Directors annually considers the appropriate format of our annual meeting of shareholders. As part of our effort to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the Annual Meeting, and in light of the COVID-19 pandemic, the Board of Directors believes that hosting a virtual meeting is in the Company’s and the shareholders’ best interests and enables increased shareholder attendance and participation during a time when many travel and gathering restrictions remain in place and may limit attendance at the Annual Meeting. Furthermore, the Board of Directors has determined that hosting a virtual annual meeting of shareholders will provide expanded access, improved communication and cost savings. Hosting a virtual annual meeting enables increased shareholder attendance and participation since shareholders can participate from any location around the world. We believe that the virtual meeting format will provide shareholders a similar level of transparency to the traditional in-person meeting format, and we will take steps to ensure such an experience.

What is the purpose of the meeting?

This is the 2021 Annual Meeting of Shareholders. At the meeting, shareholders will act upon the matters outlined in the notice attached to this Proxy Statement, including the following:

1.

To elect three (3) Class II directors to serve on the Board of Directors of the Company until the Company’s 2024 annual meeting of shareholders, and each until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal;

2.	To conduct an advisory (non-binding) vote regarding the compensation of the Company’s named executive officers (“Say-On-Pay”);

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

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OUR ANNUAL MEETING

How do I vote?

You may vote electronically during the webcast of the Annual Meeting by following the instructions provided on the webcast site. You may also vote by proxy via Internet/mobile, by telephone, or by mail.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” The proxy card sets forth instructions for voting your shares by proxy via Internet/mobile, by telephone or by mail.

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign and return a proxy card to vote your stock at a meeting of the Company’s shareholders.

Who is entitled to vote at the meeting?

The holders of record of the Company’s common stock as of 5:00 p.m. (Central Time) on April 5, 2021, which is the date that the Company’s Board of Directors has fixed as the Record Date for the meeting, are entitled to vote at the meeting.

What is the Record Date and what does it mean?

The Record Date to determine the shareholders entitled to notice of and to vote at the meeting is the close of business on April 5, 2021. The Record Date is established by the Board of Directors as required by Texas law. On the Record Date, 43,192,907 shares of our common stock were issued and outstanding and entitled to vote.

What are the voting rights of the shareholders?

Each holder of common stock is entitled to one vote for each share of common stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting of shareholders. The Company’s Charter prohibits cumulative voting.

The holders of at least a majority of the outstanding shares of common stock must be represented by those attending the live webcast of the Annual Meeting or by proxy, in order to constitute a quorum for the transaction of business. At any virtual or in-person meeting, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the issued and outstanding common stock attending the meeting or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement. In addition, the chairman of the meeting has the right and authority, either before or during the Annual Meeting, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting, the opening and closing of the voting polls, the presentation, revocation and counting of proxies at the meeting with respect to issues to be presented, and all other aspects of the Annual Meeting of shareholders.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by EQ Shareowner Services at the Company’s request.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions that your nominee included in the mailing or by following its instructions for voting. The same applies to those who hold their shares through the Company’s 401(k) Profit-Sharing Plan.

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OUR ANNUAL MEETING

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. The only routine matter to be presented at the meeting is the ratification of the appointment of RSM US LLP as our independent registered public accounting firm (Proposal III). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our Board of Directors (Proposal I) or with respect to the advisory (non-binding) vote regarding the Say-On-Pay resolution (Proposal II). If you hold shares in street name and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters.

How are broker non-votes and abstentions treated?

A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director (Proposal I) will not have the effect of a vote against such nominee or nominees because broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Any abstentions will not have the effect of a vote against the proposals with respect to the Say-On-Pay vote (Proposal II) or the ratification of RSM US LLP’s appointment as the Company’s independent registered public accounting firm (Proposal III). Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. Director elections and the advisory, non-binding vote on executive compensation are considered non-routine matters and, as such, broker non-votes will be deemed “shares not present” for voting purposes. “Shares not present” will not count as votes for or against these proposals and will not be included in calculating the number of votes necessary for approval of such matters.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What do I need to do now?

After you have thoroughly read and considered the information contained in this Proxy Statement, you have two options:

1)	Proceed to vote your shares by proxy in one of the following ways:

•

simply indicate on the proxy card(s) applicable to your common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the meeting;

•	call 1-866-883-3382 using a touch-tone telephone and follow the instructions provided on the call; or

•	go to the website www.proxypush.com/ibtx and follow the instructions for Internet voting on that website.

OR

2)	Attend the live webcast of the Annual Meeting and vote your shares electronically as instructed during the webcast.

Your proxy card must be received by the Company no later than the time the polls close for voting at the meeting for your vote to be counted at the meeting. Please note that telephone and Internet voting will close at 11:59 p.m., Central Time, on May 26, 2021.

Voting instruction cards for those who own shares through participation in the Independent Bank 401(k) Profit Sharing Plan must be received no later than 11:59 p.m., Central Time, on May 24, 2021 for those votes to be counted at the meeting.

Voting your shares by proxy will enable your shares of common stock to be represented and voted at the virtual meeting if you do not attend the meeting and vote your shares during the live webcast of the Annual Meeting.

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OUR ANNUAL MEETING

What happens if there are technical difficulties during the Annual Meeting?

If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date or time and will provide notice of the date and time of such adjourned meeting on a Current Report on Form 8-K that we will file with the SEC.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

Proposal I	FOR the election of each nominee for director;
Proposal II	FOR the advisory, non-binding “Say-on-Pay” resolution; and

Proposal III	FOR the ratification of appointing RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.

How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal I	FOR the election of each nominee for director;
Proposal II	FOR the advisory, non-binding “Say-on-Pay” resolution;

Proposal III	FOR the ratification of appointing RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of RSM US LLP (Proposal III).

What are my choices when voting?

In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to each of the other proposals, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the meeting. Votes for each proposal will be tabulated separately.

Can I attend the meeting and vote during the meeting?

Yes. All shareholders are invited to attend the live webcast of the Annual Meeting and instructions will be provided within the webcast for how to vote your shares electronically during the meeting.

If your shares of common stock are held in “street name,” then you are not the shareholder of record. In order for you to vote the shares that you beneficially own and that are held in “street name” during the live webcast of the meeting, you must contact your bank or broker and request a legal proxy and a meeting control number to attend the meeting.

May I change my vote after I have submitted my proxy card?

Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record as of the Record Date, he or she may change his or her vote by:

•

delivering to the Company prior to 3:30 p.m. Central time on May 27, 2021 a written notice of revocation addressed to: Nicole Metcalf, Corporate Secretary, 7777 Henneman Way, Floor 6, McKinney, Texas 75070;

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OUR ANNUAL MEETING

•

completing, signing and returning a new proxy card with a later date than your original proxy card (such that your new proxy card is received by the Company no later than the time the polls close for voting at the meeting) and any earlier proxy will be revoked automatically;

•

logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions indicated on the proxy card prior to 11:59 p.m. Central Time on May 26, 2021;

•

attending the live webcast of the meeting on May 27, 2021 at 2:30 p.m. Central Time and voting electronically as instructed therein, and any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the three (3) director nominees who receive an affirmative majority of the votes cast by the shareholders entitled to vote for their election and present during the live webcast of the Annual Meeting or represented by proxy at the meeting will be elected (Proposal I).

The approval of the advisory vote on executive compensation (“Say-on-Pay”) (Proposal II), and the ratification of RSM US LLP’s appointment as the Company’s independent registered public accounting firm for 2021 (Proposal III) will require the affirmative vote of the holders of a majority of the votes cast by the shareholders entitled to vote and present during the live webcast of the Annual Meeting or represented by proxy at the meeting.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the meeting?

No. None of our shareholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. We may use officers and employees of the Company to ask for proxies, as described below. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s common stock.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the notice and this Proxy Statement, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any other matter presented at the meeting. If other matters requiring a vote of the shareholders properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

May I submit questions to the Company for consideration at the Annual Meeting?

Yes. Shareholders may submit questions pertaining to the purpose of the Annual Meeting in advance of the meeting during the virtual meeting registration process. The Company will review those questions in advance of the Annual Meeting and will address as many as possible during the presentation portion of the Annual Meeting agenda. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid

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OUR ANNUAL MEETING

repetition. Any questions relevant to the purpose of the Annual Meeting that we are not able to address may be referred to Paul Langdale, Senior Vice President-Director of Corporate Development at 469-301-2637 or plangdale@ibtx.com.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the meeting.

Who can help answer any other questions I may have about the Proxy Statement or Annual Meeting logistics?

The information provided above in this “Question and Answer” format is for your convenience only. We urge you to carefully read this entire Proxy Statement and the accompanying Annual Report. If you have additional questions about the Proxy Statement or the Annual Meeting, you should contact Nicole Metcalf, Corporate Secretary, Independent Bank Group, Inc., 7777 Henneman Way, Floor 6, McKinney, Texas 75070, telephone (972) 562-9004.

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PROPOSAL I: ELECTION OF DIRECTORS

OUR BOARD OF DIRECTORS

There are twelve (12) total seats on our Board of Directors. The Company currently has ten (10) members serving on the Board, leaving two (2) vacancies from prior resignations. The number of directors may be changed only by resolution of the Board of Directors within the range set forth in the Company’s Charter (unless the Board and the Company’s shareholders act to amend the authorized number of directors designated in the Company’s Charter). The Board of Directors has the authority to increase the number of directors by two and fill such vacancies until the next annual meeting of Shareholders. As discussed in greater detail under the caption “Board Governance” below, the Board of Directors has affirmatively determined that eight of its ten current directors qualify as independent directors under Rule 5605(a)(2) of The Nasdaq Stock Market Rules and the regulations of the SEC.

	Expiration of Term	Members	Committee Membership
Class I	2023	Daniel W. Brooks Craig E. Holmes G. Stacy Smith	Risk Oversight (Chair) Audit (Chair), Risk Oversight Corporate Governance and Nominating Committee (“CGNC”) (Chair), Compensation, Strategic Planning
Class II	2021	William E. Fair	Compensation (Chair), Strategic Planning
		Donald L. Poarch	CGNC, Risk Oversight
		Michael T. Viola	CGNC, Risk Oversight
Class III	2022	David R. Brooks Alicia K. Harrison J. Webb Jennings III Paul E. Washington	Strategic Planning (Chair) Audit, CGNC Audit, Compensation Audit, Strategic Planning

Board Composition, Director Ages, Tenure and Experience

56 Years Average Age 9 Years Average Tenure 20% Diverse Female: 1 African-American: 1

Our Board is rich in experience across a variety of industries including lending, real estate, oil and gas, capital markets, healthcare, technology and human resources. Members of the Board are located across our Texas and Colorado footprint. The average age of the Board is 56 years, with ages ranging from 34 to 69. Average tenure is 9 years, ranging from a low of less than one year to a high of 19 years. The Committee balances the need for board refreshment against the need for continuity, a broad range of experience, and an understanding of the regulatory framework in which the Company operates. The Board also takes a strategic approach to prior board experience, recognizing that current and prior experience is valuable, but that it must also be measured with capacity and dedication to serving the needs of the Board. For this reason, the Company’s Corporate Governance Guidelines provide that directors may only serve on two (2) other public boards, without approval of the CGNC. None of the directors serve on more than two (2) other public boards.

We particularly value that our Board is deeply rooted in risk management, corporate governance and financial institutions experience, as demonstrated below.

NUMBER OF DIRECTORS WITH APPLICABLE EXPERIENCE

Corporate Governance	10

Financial Institutions	10

Risk Management	8

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PROPOSAL I: ELECTION OF DIRECTORS

Paul E. Washington Executive Vice President-IMA Financial Group

Appointment of Paul E. Washington

In March of 2021, the Board appointed Paul E. Washington to fill the existing vacancy in the Class III directors. Mr. Washington will serve on the Board’s Audit and Strategic Planning Committees. He is a highly respected businessman and civic leader in Denver, Colorado, with over 30 years of experience in senior operating roles for both commercial and public sector entities. He brings deep expertise in business strategy and execution, managing profit and loss, finance, mergers and acquisitions, law, economic development and corporate governance. His diverse experience will add breadth and an important new perspective to the Board and will be invaluable as we work to expand our relationships in Colorado and support the communities we serve.

IDENTIFICATION & EVALUATION OF DIRECTOR CANDIDATES

The Company’s business is conducted under the oversight of the Board of Directors. In the pursuit of a culture of integrity and service throughout the Company, the Board of Directors is focused on ensuring prospective directors are of the highest character and qualifications. Furthermore, the Board of Directors is focused on ensuring the leadership structure is suited to the growing size, complexity and needs of the Company and in the interests of shareholders.

The Board of Directors examines potential candidates, giving preference to candidates with strong character, sound judgment, demonstrated leadership abilities, and deep experience across a broad variety of industries relevant to the Company’s business. The Board of Directors believes that candidates should possess diverse backgrounds and perspectives in furtherance of complementary skills and experiences that can best serve the Company and shareholders’ interests.

The Board of Directors believes that the communities in which the Company operates are best served by a Board of Directors that is deeply mindful of the Company’s corporate citizenship.

Key Director Attributes

✓	Strong Moral Character
✓	Demonstrated Leadership Ability
✓	Sound, Responsible Judgment
✓	Capacity to Serve Company & Shareholders
✓	No Conflicts of Interest
✓	Collegiality & Teamwork

The identification and evaluation of director candidates takes place in the context of the ongoing board renewal and refreshment process. The CGNC is responsible for the assessment of the Board of Directors’ membership and the identification and evaluation of potential director candidates. A brief outline of the CGNC’s process is as follows:

1.	Ongoing Review of Directors

One of the primary responsibilities of the CGNC is to ensure that the mix of directors on the Board of Directors is suitable for the Company’s strategy and needs. The CGNC evaluates the collective experiences of directors as well as the gender, race, ethnicity, tenure, age and geographic location of all directors with the goal of maintaining a diverse mix of perspectives, experiences, knowledge and insights. The CGNC performs this analysis on an ongoing basis, and balances the benefits of board refreshment against the need for continuity, a broad range of experience, and an understanding of the regulatory framework in which the Company operates.

2.	Identification of Candidates

In order to adequately develop effective succession planning for the Board of Directors, the CGNC regularly evaluates a diverse group of possible director candidates. Criteria for new directors will mirror the needs of the organization, and will take into account growth into new markets and the changing needs of customers and communities served by the organization. As further discussed below under “Board Diversity,” the CGNC recognizes the importance of diversity in its consideration of director candidates, and will continue to include diversity as a part its holistic process for the selection of possible director candidates.

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PROPOSAL I: ELECTION OF DIRECTORS

3.	Evaluation of Candidates

The CGNC takes a comprehensive approach to the consideration of director candidates, and will take into account available information on a candidate including skills, experience, character, independence, absence of conflicts, and any potential reputational risk. The CGNC will evaluate a candidate’s existing commitments in the context of the substantial time commitment that is required to serve on the Company’s Board of Directors. The CGNC regularly reviews its evaluation criteria to ensure that the Company’s needs and shareholder interests are adequately addressed in the evaluation process.

Board Diversity

The inclusion of diversity in the criteria for director nominees reflects the Board of Directors’ belief that diversity is important to the effective functioning of the Board of Directors. The Board of Directors of the Company adopted a Board Diversity Policy. This policy recognizes the importance and benefits of having a Board of Directors with a broad range of perspectives, backgrounds and experiences. The policy expresses the Board’s belief that it should be comprised of individuals who have differences in skills, industry experiences, backgrounds, gender and race/ethnicity.

The policy provides that, in its annual review of the Board of Directors’ effectiveness and in connection with its recommendation of the nominees for directors, the CGNC will:

•	consider the benefits of all aspects of diversity in order to enable the Board of Directors to discharge its duties and responsibilities effectively;

•

consider candidates on merit based on their talents, experiences, areas of expertise, skills, character, qualities and interpersonal communication and acumen, as well as criteria designed to promote diversity;

•	consider the balance of skills, experiences, independence and backgrounds of all of the directors and the diversity representation on the Board of Directors, including gender; and

•	specifically consider and recommend to the Board of Directors potential strategies for identifying additional female board candidates.

Since adoption of the Board Diversity Policy, the Board of Directors has worked in earnest to identify candidates that not only possess the requisite skillsets, experiences and talents, but also with diversity at the forefront of its candidate considerations. In January of 2021, the Board set a measurable objective under the Board Diversity Policy to comply with the requirements of the proposed rule of the Nasdaq Stock Market regarding board diversity. One aspect of the Nasdaq proposed rule is to have at least two diverse directors, including one female director and one director who is an “underrepresented minority.” The Board’s current composition complies with the proposed rule. Although the Company has met the measurable objective that it set for 2021, the CGNC intends to continue to consider the need for diversity in the composition of the Board of Directors going forward.

NOMINEES FOR ELECTION

As part of its annual review, the CGNC reviewed the composition, skills and experiences of the Board and assessed individual performance of the current Class II directors. Based upon this review, CGNC recommended to the Board that existing Class II directors William E. Fair, Donald L. Poarch, and Michael T. Viola be nominated for re-election. The Board of Directors adopted resolutions nominating these three existing Class II directors and presents them for re-election at our Annual Meeting.

		Director Since	Age	Gender	Financial Institution Experience	CEO/Business Leader Experience
Class II	William E. Fair	2009	59	Male	Yes	Yes
Class II	Donald L. Poarch	2014	69	Male	Yes	Yes
Class II	Michael T. Viola	2013	34	Male	Yes	Yes

The proposed Class II directors would be elected to serve three-year terms, with their terms set to expire at the annual meeting of shareholders in 2024. The number of directors may be changed only by resolution of the Board of Directors within the range set forth in the Company’s Charter unless the Board and the Company’s shareholders act to amend the authorized number of directors designated in the Company’s Charter.

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PROPOSAL I: ELECTION OF DIRECTORS

The nominees are well-respected and accomplished leaders who have extensive, varied backgrounds in complex, highly-regulated businesses. Each nominee brings a unique, diverse skillset and background to the Board of Directors. Each of the nominees has served as Class II directors for at least a full term and has demonstrated substantial value to the Company on an ongoing basis and provide continuity in the oversight and execution of the Company’s long-term strategy.

The nominees draw from a deep well of experience across industries and functional areas:

✓	Risk Management
✓	Financial Institutions
✓	Investments/Capital Markets
✓	Oil and Gas
✓	Audit, Accounting, and Financial Reporting
✓	HR/Compensation
✓	CEO or Business Leader
✓	Lending
✓	Real Estate
✓	Board Service
✓	Corporate Governance
✓	Technology

The biographical information set forth below contains information regarding each nominee’s name, age as of our Annual Meeting date, principal occupation, service as a director and/or executive officer, relevant business experience, other directorships currently or recently held, information regarding the involvement in certain legal or administrative proceedings (if applicable), and the experiences, qualifications, attributes, or skills that caused the CGNC and the Board of Directors to advance nomination of each candidate.

WILLIAM E. FAIR Chairman and Chief Executive Officer of Home Abstract and Title Company
Age: 59 Director Since: 2009 Committees: • Compensation (Chair) • Strategic Planning

Background

William E. Fair is a member of the Board of Directors of the Company. He joined the board when IBG Central Texas was combined with the Company in 2009, prior to which he served as a director of IBG Central Texas beginning in 2007. Mr. Fair has served as the Chairman and Chief Executive Officer of Home Abstract and Title Company, a title insurance agency located in Waco, Texas, since 1984 and has served on the Board of Directors of Capstone Mechanical, LLC since 2005. He also serves on the board of trustees of Hillcrest Baptist Medical Center, Scott & White Healthcare, further serving as Chairman of the Board of Development for that organization.

Qualifications Mr. Fair’s qualifications to serve on the Company’s Board of Directors include his extensive experience in the real estate industry and his experience as a director of the Company.

DONALD L. POARCH Partner and Co-Owner of The Sprint Companies
Age: 69 Director Since: 2014 Committees: • CGNC • Risk Oversight

Background

Donald L. Poarch is a member of the Board of Directors of the Company, joining the board in April 2014 in connection with the Company’s acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston. Mr. Poarch has been a partner and co-owner of The Sprint Companies since 1976. The Sprint Companies are a diverse group of approximately ten different companies operating throughout the Texas Gulf Coast area. He had been a member of the BOH Holdings Board of Directors since 2008, and its chairman since 2012, and he was a member of the Bank of Houston’s Board of Directors since 2005, and its chairman since 2012, until the Company acquired BOH Holdings in April 2014. In the past 25+ years, Mr. Poarch has bought, sold and grown more than twenty companies. Mr. Poarch currently serves on the boards of directors for Keep Houston Beautiful and the Houston Clean City Commission. Mr. Poarch attended The University of Texas at Austin and is currently active in various civic and charitable foundations.

Qualifications

Mr. Poarch’s qualifications to serve on the Company’s Board of Directors include his extensive experience in the Houston business community and his experience as a director of the Company.

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PROPOSAL I: ELECTION OF DIRECTORS

MICHAEL T. VIOLA President of the Viola family office
Age: 34 Director Since: 2013 Committees: • CGNC • Risk Oversight

Background

Michael T. Viola is a member of the Board of Directors of the Company, joining the board in February 2013. Mr. Viola currently serves as the President of the Viola family office, a position he has held since March 2016. As President of the family’s investment office, Mr. Viola is responsible for overseeing the family’s operating businesses, public and private investment portfolio, real estate investments, banking relationships, and philanthropic work. Before joining the family investment office, Mr. Viola worked at Virtu Financial LLC (“Virtu”), a leading technology-enabled market making company, from 2010 to 2016. While employed at Virtu, Mr. Viola held multiple roles, including operations and trading, where he worked as a senior trader focused on foreign exchange products and global commodities. Mr. Viola currently serves on the Board of Directors of Virtu, Cornerstone Investment Capital Holdings, Co., a special purpose acquisition company, iAero Group, an integrated aviation platform company, Crowheart Energy LLC, a private oil and gas company, and Madava Financial, LLC, an energy-focused finance company. Mr. Viola also serves on the board of The Viola Foundation, working to develop and deliver innovative programs in national security, education and faith based sectors.

Qualifications

Mr. Viola’s qualifications to serve on the Company’s Board of Directors include his knowledge of financial markets, his familiarity with the Company given his family’s ownership of Independent Bank over the past thirty-three years, and his experience as a director of the Company.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Shareholder Approval

The affirmative vote of a majority of the votes cast by shareholders entitled to vote and in attendance during the live webcast of the Annual Meeting or represented by proxy at the Annual Meeting is required for the election of each of the nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

NOMINEES LISTED ABOVE FOR ELECTION AS A DIRECTOR (PROPOSAL I).

22	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL I: ELECTION OF DIRECTORS

CONTINUING DIRECTORS

The biographical information set forth below outlines the community engagement, business experience and banking experience (if applicable) of the Company’s continuing directors who are not up for re-election. Other than described below, no director or director nominee has any family relationship, as defined in Item 401 in Regulation S-K, with any other director or with any of the Company’s executive officers.

DAVID R. BROOKS Chairman, CEO and President of Independent Bank Group, Inc.
Age: 62 Director Since: 2002 Committees: • Strategic Planning (Chair)

Background

David R. Brooks is Chairman of the Board of Directors, CEO and President of the Company. He has been active in community banking since the early 1980’s and founded the Company in 1988. Mr. Brooks has a long history of community and civic involvement, and is passionate about education. He served as a McKinney City Councilman. He served five years as President of the Board of Trustees at McKinney Independent School District and three years on both the McKinney Economic Development Corporation Board and the McKinney Chamber of Commerce Board. Mr. Brooks served as the Chief Financial Officer for Baylor University from 2000 to 2004. He served as Chairman of the Board of Directors of Noel-Levitz, Inc., a national higher education consulting company, and also Chairman of the Board of Trustees at Houston Baptist University. He currently serves as Chairman of the Board of Directors of Capital Southwest Corporation (CSWC). Mr. Brooks holds Bachelor’s (1980) and Master’s (1981) degrees in business from Baylor University. Mr. Brooks is the brother of Daniel W. Brooks.

Qualifications

Mr. Brooks’ qualifications to serve on the Company’s Board of Directors include his intimate working knowledge of the Company since its inception, his extensive knowledge and experience in banking and finance, and his knowledge of the Company’s key markets and customers, as well as his service on other boards of directors.

DANIEL W. BROOKS Vice Chairman and Chief Risk Officer of Independent Bank Group, Inc.
Age: 60 Director Since: 2002 Committees: • Risk Oversight (Chair)

Background

Daniel W. Brooks is Vice Chairman, Chief Risk Officer and a director of the Company. He has served as Vice Chairman and a director of the Company since 2009 and as Chief Risk Officer of the Company since April 2013. He previously served as President and a director of the Company from 2002 to 2009 and has functioned as the Company’s Chief Credit Officer throughout his tenure. Mr. Brooks began his banking career in the early 1980s with a large regional bank and has been active in community banking since the late 1980s. Mr. Brooks has served in numerous leadership roles in the Collin County community, including service as Chairman of the Board for Medical Center of McKinney and on the boards of directors of McKinney Christian Academy and the McKinney Education Foundation. Daniel W. Brooks is the brother of David R. Brooks.

Qualifications

Mr. Brooks’ qualifications to serve on the Company’s Board of Directors include his extensive experience in the banking industry, and specifically as an executive officer and director of the Company.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	23

PROPOSAL I: ELECTION OF DIRECTORS

ALICIA K. HARRISON Former EVP of Commercial Banking for Wells Fargo & Company
Age: 61 Director Since: 2019 Committees: • Audit • CGNC

Background

Alicia K. Harrison is a member of the Board of Directors of the Company, joining the board in 2019. Ms. Harrison previously worked for Wells Fargo & Company and its predecessor banks from 1986 until 2012, when she retired as Executive Vice President of Commercial Banking. Her responsibilities at Wells Fargo included positions as area manager and group head for the Southwest Regional Commercial Banking Office, manager of the Real Estate Department, and as a member of the integration team for the Government and Institutional Banking Group integrating the employees and clients of Wachovia Corporation following its acquisition in 2008. Ms. Harrison serves on the Board of Directors of Ryan Companies US, Inc., a national commercial real estate development, design and management company, and concurrently serves on the Board of Directors of CIM Real Estate Finance Trust, Inc., a publicly-registered non-listed real estate investment trust focusing on high-quality, income-producing necessity retail properties.

Qualifications

Ms. Harrison’s qualifications to serve on the Company’s Board of Directors include her deep experience in banking and real estate in high-growth organizations and her experience serving on the board of directors for other companies, as well as her experience as a director of the Company.

CRAIG E. HOLMES Executive Vice President and Chief Financial Officer of Neovia Logistics
Age: 63 Director Since: 2013 Committees: • Audit (Chair) • Risk Oversight

Background

Craig E. Holmes is a member of the board of directors of the Company, joining the board in February 2013. He also serves on the board of directors of Hobi International, Inc., joining the board in August 2009 and the board of directors of Leopard Mobility Inc., joining the board in October 2014. Mr. Holmes currently serves as Executive Vice President and Chief Financial Officer of Neovia Logistics, joining the company in June 2020. From October 2015 through April 13, 2018, Mr. Holmes served in several executive positions at Global Power Equipment Group, Inc., an engineering, manufacturing and services company, including board member, President and Co-Chief Executive Officer, Senior Vice President, and Chief Financial Officer. Mr. Holmes served as Chief Financial Officer of Goodman Networks Incorporated, from December 2014 to March 2015, and as Executive Vice President and Chief Financial Officer of Sizmek, Inc., formerly Digital Generation, Inc., a global advertising campaign management company, from October 2012 until December 2014. Prior to 2012, Mr. Holmes held executive positions at several public and private companies and was a partner at Arthur Andersen, a national public accounting firm, where he worked from 1982 to 1995. Mr. Holmes holds a Master’s and BBA from Texas Tech University. He served on the University of Texas at Dallas School of Management Board of Advisors from January 2003 to December 2009 and the Dallas Summer Musicals Board of Directors from December 2004 to January 2010. Mr. Holmes is currently active in several charitable organizations.

Qualifications

Mr. Holmes’ qualifications to serve on the Company’s Board of Directors include his extensive experiences on other boards and executive management of publicly traded companies, including his experience in strategy, finance, audit and governance and his experience as a director of the Company.

24	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL I: ELECTION OF DIRECTORS

J. WEBB JENNINGS III Managing Director of Cockrell Interests, Inc.
Age: 50 Director Since: 2014 Committees: • Audit • Compensation

Background

J. Webb Jennings, III is a member of the Board of Directors of the Company, joining the Board in April 2014 in connection with the Company’s acquisition of BOH Holdings, Inc. and its subsidiary, Bank of Houston. Mr. Jennings is currently a Managing Director of Cockrell Interests, Inc., the direct investment arm for a Houston, Texas based family office. Prior, Mr. Jennings founded Salt Investment Partners in January 2016 to focus on direct investing in lower, middle-market companies. He previously served as a vice president at Hancock Park Associates, a middle market private equity firm with offices in Houston, Texas, and Los Angeles, California, from 2007 to 2015. Mr. Jennings served on the Bank of Houston Board of Directors since that bank was formed in 2005 as well as the BOH Holdings Board of Directors. He currently serves on the Boards of Directors of Alloy Merchant Finance, Automation Technology, Inc., and a privately held, diversified investment company. Mr. Jennings also serves on the boards of directors of several Houston based charitable organizations and foundations. Mr. Jennings graduated with a B.A. from The University of Texas and an M.B.A. from Southern Methodist University.

Qualifications Mr. Jennings’ qualifications to serve on the Company’s Board of Directors include his extensive business experience in Houston and his experience as a director of the Company.

G. STACY SMITH Partner of SCW Capital, L.P.
Age: 53 Director Since: 2013 Committees: • CGNC (Chair) • Compensation • Strategic Planning

Background

G. Stacy Smith is a member of the Board of Directors of the Company, joining the board in February 2013. Mr. Smith is a Partner of SCW Capital, L.P., a private equity hedge fund focusing on financial and energy sectors, a position he has held since August 2013. Mr. Smith is also co-founder and partner in Trinity Investment Group, which invests in private equity and hard assets. In 1997, Mr. Smith co-founded Walker Smith Capital, a long/short equity hedge fund based in Dallas, Texas, and he served as portfolio manager of that firm for sixteen years. From 1994 through 1996, Mr. Smith was a co-founder and manager of Gryphon Partners, a long/short equity hedge fund focused on small and mid-cap domestic equities. He started his investment career as an energy analyst at Wasserstein Perella & Co., an international investment bank. Mr. Smith serves as a director of USD Partners, LP, a master limited partnership involved in the acquisition and development of energy related logistics assets, and WhiteHorse Finance, Inc., a closed end management investment company. He is a member of the Salesmanship Club of Dallas, an association of business professionals that supports local charitable organizations.

Qualifications

Mr. Smith’s qualifications to serve on the Company’s Board of Directors include his extensive experience in overseeing the management of investment firms, his knowledge of banking, financial and energy markets and his experience as a director of the Company.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	25

PROPOSAL I: ELECTION OF DIRECTORS

PAUL E. WASHINGTON Executive Vice President of IMA Financial Group
Age: 51 Director Since: 2021 Committees: • Audit • Strategic Planning

Background

Paul E. Washington is a member of the Board of Directors of the Company, joining the board in 2021. Effective May 3, 2021, Mr. Washington will be the Executive Vice President of IMA Financial Group, a financial services company. Prior to joining IMA Financial Group in May, he was the Market Director of JLL in Denver from 2017 to April 30, 2021. He served as Executive Director of the Office of Economic Development for the City of Denver, Colorado from 2011 – 2017. In this mayoral appointed, cabinet level position, Mr. Washington developed and oversaw the execution of the economic development strategy of the City and County of Denver. Mr. Washington also enjoyed a ten year career as an investment banker as Founder and President of LJS Holdings, an international investment advisory firm, from 2001 to 2011. He began his career as a corporate attorney with the international law firm of Hogan Lovells. Mr. Washington is considered one of the most influential business and civic leaders in the state of Colorado, serving on numerous boards including Denver Health, Colorado Housing Finance Authority, Colorado Concern and the Downtown Denver Partnership.

Qualifications Mr. Washington’s qualifications to serve on the Company’s Board of Directors include his extensive business experience and civic leadership in Colorado.

EXECUTIVE OFFICERS

The biographical information set forth below outlines the background and experience of the Company’s executive officers who do not also serve on the Company’s Board of Directors. All officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

MICHELLE S. HICKOX Executive Vice President and Chief Financial Officer
Age: 53

Background

Michelle S. Hickox is Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company in May 2012, Ms. Hickox was an audit partner with RSM US LLP (formerly McGladrey LLP), the fifth largest public accounting firm in the United States. Over her twenty-three-year career in public accounting, Ms. Hickox provided audit, financial reporting, internal control assistance and training to community banks and was a designated financial institution specialist. Ms. Hickox serves on the boards of the Baylor Oral Health Foundation and the Texas A&M Commercial Banking Program. She is a licensed certified public accountant and is a member of the AICPA, the Texas Society of Certified Public Accountants and the Dallas CPA Society.

JAMES C. WHITE Executive Vice President and Chief Operations Officer
Age: 56

Background

James C. White is the Executive Vice President and Chief Operations Officer of the Company, joining the Company in April 2016. He has over thirty years’ experience in the banking industry and has held a variety of management positions in finance, operations, product development, strategic planning, compliance and information technology. Prior to joining the Company, Mr. White served as Executive Vice President and Chief Operating Officer of Fischer & Company, a global corporate real estate firm that provides consulting, brokerage and technology solutions to many Fortune 500 companies from July 2015 to April 2016. Prior to Fischer, Mr. White served as Executive Vice President and Chief Operations Officer of Texas Capital Bank from February 2000 to June 2015, where he directed key operational areas and introduced and managed changes that supported growth for that bank. Mr. White holds a Bachelor’s of Science degree from the University of North Texas in business and control systems, is certified in Six Sigma, is a Certified Treasury Professional and is a current member of the Association of Financial Professionals.

26	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL I: ELECTION OF DIRECTORS

JAMES P. TIPPIT Executive Vice President Corporate Responsibility
Age: 50

Background

James P. Tippit is Executive Vice President Corporate Responsibility of the Company and Independent Bank, assuming this position effective on January 8, 2018. Mr. Tippit oversees the Company’s and Independent Bank’s community development function. Mr. Tippit has been with Independent Bank since 2011 as Community Reinvestment Act (“CRA”) Officer and then Head of Corporate Responsibility. As Executive Vice President, he oversees Human Resources, CRA, Community Development, Marketing and Communications. Prior to his tenure at Independent Bank, Mr. Tippit worked for JP Morgan Chase in the Wealth Management Division and American Express Financial Advisors.

MARK S. HAYNIE Executive Vice President and General Counsel
Age: 65

Background

Mark S. Haynie is Executive Vice President and General Counsel of the Company and Independent Bank, effective March 1, 2018. Mr. Haynie has over forty years’ experience in representing community banks in a wide variety of corporate, regulatory and securities matters. Prior to joining the Company, Mr. Haynie served as attorney, President and shareholder at Haynie Rake Repass & Klimko, P.C., a law firm, from 1996 to 2018. Mr. Haynie has represented the Company since its formation in 2002, serving as lead counsel on all of the Company’s M&A and capital markets transactions. Mr. Haynie is a graduate of Texas Tech University and The University of Texas School of Law.

MICHAEL B. HOBBS Executive Vice President and Chief Banking Officer
Age: 58

Background

Michael B. Hobbs is Executive Vice President and Chief Banking Officer of the Company and Independent Bank, effective June 12, 2020. Prior to June, Mr. Hobbs served as Executive Vice President and Chief Lending Officer, effective January 23, 2020. Prior to January, Mr. Hobbs served as Executive Vice President and Colorado Market CEO for Independent Bank following the completion of the Guaranty acquisition on January 1, 2019. Prior to the Guaranty acquisition, Mr. Hobbs served as President and Director of Guaranty Bank and Trust Company. Mr. Hobbs has over twenty-five years’ experience in the banking and investment banking sectors, representing Bank of America, KeyBank and St. Charles Capital. Mr. Hobbs holds a Bachelor’s degree in Marketing (1984) and Master’s of Business Administration degree in Finance (1992) from Texas Christian University.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	27

PROPOSAL I: ELECTION OF DIRECTORS

BOARD GOVERNANCE

Director Independence

Under The Nasdaq Stock Market Rules, independent directors must comprise a majority of the Company’s Board of Directors. The Nasdaq Stock Market Rules, as well as those of the SEC, also impose several other requirements with respect to the independence of directors.

The Company’s Board of Directors has evaluated the independence of its members based upon The Nasdaq Stock Market Rules and SEC regulations. Applying these standards, the Board of Directors has affirmatively determined that, with the exception of David R. Brooks and Daniel W. Brooks, each of the Company’s directors is an independent director, as defined under Rule 5605(a)(2) of The Nasdaq Stock Market Rules (and/or other applicable rules) and under the regulations of the SEC. The Board of Directors determined that David R. Brooks and Daniel W. Brooks do not qualify as independent directors because of their positions as executive officers of the Company and Independent Bank.

Board Leadership and Committees

The Board of Directors is committed to leadership that provides an active, objective oversight of management and consistently serves the best interests of shareholders by executing strategic objectives and creating sustainable, long-term value. This central tenet of governance is reflected in the Company’s governance documents, including the Company’s Fourth Amended and Restated Bylaws, or the Bylaws, and other applicable policies and guidelines, and is actively shepherded by Board and committee leadership. The Board’s current leadership structure provides for both a Chairman and a Lead Independent Director.

Chairman

David R. Brooks currently serves as the Company’s Chairman of the Board, Chief Executive Officer and President. Mr. Brooks has served as Chairman and Chief Executive Officer since the inception of the Company in 2002. Mr. Brooks became President in 2016. Mr. Brooks’ primary duties are to lead the Company’s Board of Directors in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan. While the Company recognizes potential issues may arise when the Chairman and Chief Executive Officer positions are held by one person, the Company believes that the overall benefit of Mr. Brooks’ leadership in both roles outweighs any potential disadvantage of this structure, and that any concerns are mitigated by existing safeguards, including:

•	the designation of a Lead Independent Director with clearly defined authority, duties and responsibilities;

•	the highly regulated nature of the Company’s operations;

•	the fact that the Board is comprised of experienced and skilled directors, the majority of whom are independent;

•	the fact that the Board’s Audit Committee, Compensation Committee and CGNC consist entirely of independent directors; and

•	regular reviews of the Board’s leadership structure and governance practices.

The Company has also structured its management team to mitigate any corporate governance risk related to the dual positions held by David R. Brooks. Daniel W. Brooks, the Company’s Vice Chairman and Chief Risk Officer, is responsible for overseeing the Company’s credit function, the most important component of the Company’s operations. By having other executive officers with separate and distinct roles, the Company believes that it will obtain benefits similar to the benefits of having a separate Chairman and Chief Executive Officer.

Lead Independent Director

The Company’s Lead Independent Director is G. Stacy Smith. Mr. Smith serves as a liaison between the Chairman and the independent directors, presides over executive sessions of the independent directors, and consults with the Chairman on major corporate decisions.

28	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL I: ELECTION OF DIRECTORS

Board Committees

In February 2013, the Company’s Board of Directors established standing committees at the Company level in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, CGNC and a Strategic Planning Committee. In 2018, the Board of Directors added a joint Risk Oversight Committee.

In the future, the Company’s Board of Directors also may establish such additional committees as it deems appropriate, in accordance with applicable law and regulations and the Company’s Charter and Bylaws.

AUDIT COMMITTEE Members: Craig E. Holmes (Chair) Alicia K. Harrison J. Webb Jennings, III Paul E. Washington All members Independent Meetings held in 2020: 9

The Company’s Board of Directors has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an “independent director” under The Nasdaq Stock Market Rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service and (iii) each of the members has the ability to read and understand financial statements. In addition, the Board of Directors has determined that Mr. Holmes also qualifies as a financial expert and has the required financial sophistication due to his experience and background, which The Nasdaq Stock Market Rules require of at least one such Audit Committee member.

The Company’s Audit Committee has responsibility for, among other things:

•  selecting and reviewing the performance of the Company’s independent auditors and approving, in advance, all engagements and fee arrangements;

•  overseeing the Company’s Internal Audit Department;

•  reviewing the independence of the Company’s independent auditors;

•  reviewing actions by management on recommendations of the independent auditors and internal auditors;

•  meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Company’s system of internal controls and internal audit procedures;

•  reviewing the Company’s earnings releases and reports filed with the SEC;

•  reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

•  handling such other matters that are specifically delegated to the Audit Committee by the Company’s Board of Directors from time to time.

The Company’s Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Audit Committee is available on the Company’s website at www.ibtx.com.

COMPENSATION COMMITTEE Members: William E. Fair (Chair) G. Stacy Smith J. Webb Jennings, III All members Independent Meetings held in 2020: 5

The Company’s Board of Directors has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an “independent director” under The Nasdaq Stock Market Rules.

The Board of Directors has determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

None of the directors who served on the Compensation Committee at any time during fiscal 2020 were officers or employees of the Company or were former officers or employees of the Company. Further, none of the directors who served on the Compensation Committee at any time during fiscal 2020 has any relationship with the Company requiring disclosure under “Related Person and Certain Other Transactions” below, other than William E. Fair, as described in that section. Finally, no executive officer of the Company serves, or in the past fiscal year has served, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on the Company’s Compensation Committee.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	29

PROPOSAL I: ELECTION OF DIRECTORS

In accordance with its charter, the Compensation Committee has the responsibility and authority of establishing the philosophy that underlies the Company’s executive compensation program, for establishing and implementing that program and for reviewing and setting the compensation of each of the Company’s named executive officers and other executive officers. The Company’s Board of Directors has directed the Compensation Committee, in accordance with its charter, to ensure that the Company’s executive compensation program is designed and executed in a manner necessary to reflect the Company’s executive compensation philosophy, to achieve the Company’s goals and objectives and is consistent with regulatory requirements. Specifically, the Compensation Committee has responsibility for, among other things:

•  reviewing, monitoring and approving the Company’s overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for the Company’s executive officers and other employees and meets the Company’s corporate objectives;

•  determining the annual compensation of the Company’s named executive officers as noted in “Our Compensation Program”;

•  reviewing the Company’s executive officer compensation program and determining if:

•  such program is appropriately linked to the Company’s short-term and long-term financial and other performance;

•  the interests of the Company’s executive officers are appropriately aligned with the interests of the Company’s shareholders or can be more appropriately aligned through greater equity ownership by the Company’s executive officers and by having a greater proportion of executive officer compensation tied to the Company’s financial and other performance; and

•  the base salaries and incentive compensation opportunities provided to the Company’s executive officers are competitive with those packages offered by other similarly situated and similarly performing financial institutions;

•  addressing such other matters relating to the Company’s executive compensation program as it deems appropriate;

•  reviewing the compensation decisions made by the Company’s named executive officers with respect to the Company’s other executive officers;

•  overseeing the administration of the Company’s equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Company’s Board of Directors relating to these matters; and

•  handling such other matters that are specifically delegated to the Compensation Committee by the Company’s Board of Directors from time to time.

The Company’s Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Compensation Committee is available on the Company’s website at www.ibtx.com.

From time to time, the Compensation Committee may, by resolution of the Compensation Committee, delegate to one or more other committees of the Board of Directors of the Company separate but concurrent authority, to the extent specified in such resolution, to administer such plans with respect to employees of the Company, its subsidiaries, and consultants who are not subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act.

30	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL I: ELECTION OF DIRECTORS

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE (“CGNC”) Members: G. Stacy Smith, (Chair) Alicia K. Harrison Donald L. Poarch Michael T. Viola All members Independent Meetings held in 2020: 5

The Company’s Board of Directors has evaluated the independence of each of the members of the CGNC and has affirmatively determined that each meets the definition of an “independent director” under The Nasdaq Stock Market Rules and SEC regulations.

The Company’s CGNC has responsibility for, among other things:

•  recommending persons to be selected by the Company’s Board of Directors as nominees for election as directors and to fill any vacancies on the Company’s Board of Directors; provided that if the CGNC is not comprised solely of independent directors under The Nasdaq Stock Market Rules, the CGNC shall make its recommendations to the independent members of the Company’s Board of Directors, who, in turn, shall nominate persons to be selected by the Company’s Board of Directors as nominees for election as directors and to fill any vacancies on the Company’s Board of Directors;

•  monitoring the function of the Company’s standing committees and recommending any changes, including the creation or elimination of any committee;

•  developing, reviewing and monitoring compliance with the Company’s corporate governance guidelines;

•  reviewing and approving all related person transactions for potential conflicts of interest situations on an ongoing basis;

•  reviewing annually the composition of the Company’s Board of Directors as a whole and making recommendations; and

•  handling such other matters that are specifically delegated to the CGNC by the Company’s Board of Directors from time to time.

The Company’s CGNC has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the CGNC is available on the Company’s website at www.ibtx.com.

In carrying out its functions, the CGNC has developed the following qualification criteria for all potential nominees for election, including incumbent directors, board nominees and shareholder nominees:

•  integrity and high ethical standards in the nominee’s professional life;

•  sufficient educational and professional experience, business experience or comparable service on other boards of directors to qualify the nominee for service on the Company’s Board of Directors;

•  evidence of leadership and sound judgment in the nominee’s professional life;

•  whether the nominee is well recognized in the community and has a demonstrated record of service to the community;

•  diversity of viewpoints, background, experience, race, gender, ethnicity and other demographic factors, as more fully set forth in the Board Diversity Policy adopted by the CGNC in 2017;

•  a willingness to abide by any published code of conduct or ethics for the Company; and

•  a willingness and ability to devote sufficient time to carrying out the duties and responsibilities required as a member of the Company’s Board of Directors.

The CGNC evaluates potential nominees for the Company’s Board of Directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and determines whether they are “independent” in accordance with Nasdaq Global Select Market rules and SEC regulations (to ensure that, at all times, at least a majority of the Company’s directors are independent).

Prior to nominating or, if applicable, recommending to the independent members of the Company’s board of directors, an existing director for re-election to the board of directors, the CGNC will consider and review the following attributes with respect to each existing director:

•  attendance and performance at meetings of the Company’s Board of Directors and the committees on which such director serves;

•  length of service on the Company’s Board of Directors;

•  experience, skills and contributions that the existing director brings to the Company’s Board of Directors;

•  independence and any conflicts of interest; and

•  any significant change in the director’s status, including the attributes considered for initial membership on the Company’s Board of Directors.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	31

PROPOSAL I: ELECTION OF DIRECTORS

Director Nominations

The Company’s Board of Directors does not have a policy with respect to the consideration of any director candidates recommended by shareholders. All candidates timely recommended by shareholders will be considered by the CGNC of the Board of Directors for nomination in light of the attributes specified in this section.

A notice of a shareholder to make a nomination of a person for election as a director of the Company must be made in writing and received by the Corporate Secretary of the Company:

•  for the annual meeting of Shareholders, not more than one hundred twenty (120) days and not less than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called on a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the fifteenth (15) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; or

•  in the event of a Special Meeting of Shareholders, such notice shall be received by the Corporate Secretary not later than the close of business on the fifteenth (15) day following the day on which notice of the meeting is first mailed to shareholders or public disclosure of the date of the special meeting was made, whichever first occurs.

Every such notice by a shareholder must set forth:

•  the name and residence address of the shareholder of the Company who intends to make a nomination or bring up any other matter;

•  a representation that the shareholder is a holder of the Company’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

•  with respect to notice of an intent to make a nomination for the election of a person as a director of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•  with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors of the Company.

At the meeting of shareholders, the Chairman shall declare out of order and disregard any nomination or other matter not presented in accordance with these requirements.

The shareholder must also submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from shareholders will be evaluated in the same manner that potential nominees recommended by directors or management are evaluated.

32	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL I: ELECTION OF DIRECTORS

STRATEGIC PLANNING COMMITTEE Members: David R. Brooks (Chair) William E. Fair G. Stacy Smith Paul E. Washington 3 members Independent Meetings held in 2020: 1

The Company’s Board of Directors has evaluated the independence of each of the members of the Strategic Planning Committee and has affirmatively determined that Mr. Fair, Mr. Smith and Mr. Washington meet the definition of an “independent director” under The Nasdaq Stock Market Rules. Mr. Brooks does not meet the definition of “independent director” under The Nasdaq Stock Market Rules because he is a named executive officer of the Company.

The Company’s Strategic Planning Committee has responsibility for, among other things:

•  establishing plans for the growth of the Company, including organic growth plans and strategic acquisitions;

•  identifying new market areas;

•  identifying new management candidates to enhance product and geographic expansion;

•  identifying acquisition targets and developing plans to pursue acquisitions of such identified targets; and

•  reviewing capital and financing levels, and financial partners, and ensuring continued access to capital and financing.

The Company’s Strategic Planning Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Strategic Planning Committee is available on the Company’s website at www.ibtx.com.

RISK OVERSIGHT COMMITTEE Members: Daniel W. Brooks (Chair) Craig E. Holmes Donald L. Poarch Michael T. Viola 3 members Independent Meetings held in 2020: 4

The Company’s Board of Directors has evaluated the independence of each of the members of the Risk Oversight Committee and has affirmatively determined that Mr. Holmes, Mr. Poarch and Mr. Viola meet the definition of an “independent director” under the Nasdaq stock market rules. Mr. Brooks does not meet the definition of “independent director” under the Nasdaq Global Select Market rules because he is a named executive officer of the Company.

The purpose of the Risk Oversight Committee is to assist the Board of Directors through oversight of the Company’s enterprise-wide risk management process, including the strategies, policies and practices established by management to identify, assess, measure and manage significant risks. The Risk Oversight Committee oversees risk across the entire Company and enhances the understanding of the Company’s overall risk tolerance and enterprise-wide risk management activities and effectiveness. The Risk Oversight Committee reports to the Board of Directors on a quarterly basis.

The Risk Oversight Committee has responsibility for, among other things:

•  overseeing the Company’s risk management infrastructure, including annual review and approval of the Enterprise Risk Management Policy, which such policy describes the Company’s risk tolerance and strategies for managing risk in the context of the overall business plan;

•  overseeing the Company’s financial risk management, capital management, financial performance and compliance, and corporate development, including annual review and approval of the Company’s Capital Management Policy, and its Comprehensive Strategic Plan, which describe the Company’s capital risk tolerances and strategies for strategic management risk related to capital;

•  receiving regular reports from management which:

I.   enable the committee to assess the risks involved in the business and how risks are monitored and controlled by management; and

II.  give clear and explicit information on current and forward-looking aspects of risk exposure;

•  assessing compliance with the Company’s risk limit structure and policies and procedures relating to risk governance, practices, and risk controls across the enterprise;

•  assessing the adequacy of staffing at the Company to ensure the availability of adequate staffing to carry out the objectives of the Enterprise Risk Management Policy, the Capital Management Policy, and the Strategic Plan;

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PROPOSAL I: ELECTION OF DIRECTORS

•  consulting, as deemed appropriate by the committee, with external experts to review information on emerging practices and risks;

•  assessing Management’s success in communicating the Company’s risk culture to employees, regulators, and shareholders as appropriate;

•  preparing reports to the Boards of the Company and the Bank on the overall risk profile of the Company (including risk related to capital management), the Committee’s assessment of management’s programs for managing enterprise risk and capital, and information concerning current and prospective macroeconomic and financial factors that may affect the Company’s financial stability;

•  retaining, at its discretion, outside advisors to consider from time to time any other matters that the committee believes are required of it in keeping with its responsibilities;

•  seeking such assurance as it may deem appropriate that the Company employs a Chief Risk Officer responsible for enterprise risk oversight and management, and which such officer possesses risk management expertise that is commensurate with the Company’s capital structure, risk profile, complexity, activities, size, and other risk-related factors that are appropriate, and that the Chief Risk Officer:

I.   participates in the risk management and oversight process at the highest level on an enterprise-wide basis; and

II.  operates independently from individual business units by reporting administratively to the Chief Executive Officer and functionally to the committee as prescribed by the committee charter; and

•  performing any other duties or responsibilities expressly delegated to the committee by the Board of Directors from time to time.

The Company’s Risk Oversight Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. The charter of the Risk Oversight Committee is available on the Company’s website at www.ibtx.com.

Meetings & Attendance

The Board of Directors of the Company (including regularly scheduled and special meetings) met thirteen (13) times during the 2020 fiscal year. The Audit Committee met nine (9) times during the 2020 fiscal year. The Compensation Committee and CGNC met five (5) times during the 2020 fiscal year. The Risk Oversight Committee met four (4) times during the 2020 fiscal year. The Strategic Planning Committee met one (1) time during the 2020 fiscal year.

During fiscal year 2020, each director participated in at least 75% or more of the aggregate of:

(i)	the total number of meetings of the Board of Directors (held during the period for which he or she was a director);

(ii)	the total number of meetings of all committees of the Board of Directors on which he or she served (during the period that he or she served); and

(iii)	three directors attended our 2020 Annual Meeting of shareholders.

The independent directors of the Board of Directors met twice in 2020.

Code of Conduct

The Company has a Code of Conduct in place that applies to all of the Company’s directors, officers and employees. The Code of Conduct sets forth the standard of conduct that the Company expects all of the Company’s directors, officers and employees to follow, including the Company’s Chief Executive Officer and Chief Financial Officer. The Company’s Code of Conduct is available on the Company’s website at www.ibtx.com. The Company expects that any amendments to the Code of Conduct or any waivers of their respective requirements will be disclosed on the Company’s website, as well as any other means required by The Nasdaq Stock Market Rules or the SEC.

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PROPOSAL I: ELECTION OF DIRECTORS

Code of Ethics for Financial Professionals

The Company has a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to each of the Company’s senior executive and senior financial officers, including the Company’s Chief Executive Officer and Chief Financial Officer, principal accounting officer and controller, and sets forth specific standards of conduct and ethics that the Company expects from such individuals in addition to those set forth in the Code of Conduct. The Company’s Code of Conduct and the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers is available on the Company’s website at www.ibtx.com. The Company expects that any amendments to the Code of Ethics for the Chief Executive Officer and Senior Financial Officers, or any waivers of their respective requirements, will be disclosed on the Company’s website, as well as any other means required by Nasdaq Global Select Market rules or the SEC.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines to assist the Company’s Board of Directors in the exercise of its fiduciary duties and responsibilities and to promote the effective functioning of the Board of Directors and its committees. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.ibtx.com.

Compensation Committee Interlocks and Insider Participation

During 2020, no executive officer of the Company served as (1) a member of a compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee, or (3) a member of the compensation committee (or other Board of Directors committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2020, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Related Person and Certain Other Transactions,” except as is disclosed under such section concerning director William E. Fair.

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PROPOSAL I: ELECTION OF DIRECTORS

RELATED PERSON AND CERTAIN OTHER TRANSACTIONS

Related Person Transaction Policy

The Company has adopted a formal written policy concerning related party transactions. A related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships in which the amount involved exceeds $120,000, in which the Company or one of the Company’s consolidated subsidiaries participates (whether or not the Company or the subsidiary is a direct party to the transaction), and in which a director, nominee to become a director, executive officer or employee of the Company or one of the Company’s consolidated subsidiaries or any of his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest has a direct or indirect material interest, or in which any person who is the beneficial owner of more than 5% of the Company’s voting securities or a member of the immediate family of such person has a direct or indirect material interest. A copy of the Company’s Related Person Transaction Policy may be found on the Company’s website at www.ibtx.com.

The Company’s policy requires the Company’s CGNC to ensure that the Company maintains an ongoing review process for all related party transactions for potential conflicts of interest and requires that the CGNC pre-approve any such transactions or, if for any reason pre-approval is not obtained, to review, ratify and approve or cause the termination of such transactions. The Company’s CGNC evaluates each related party transaction for the purpose of recommending to the disinterested members of the Company’s Board of Directors whether the transaction is fair, reasonable and permitted to occur under the Company’s policy, and should be pre-approved or ratified and approved by the Company’s Board of Directors. Relevant factors considered relating to any approval or ratification include the benefits of the transaction to the Company, the terms of the transaction and whether the transaction will be or was on an arm’s-length basis and in the ordinary course of the Company’s business, the direct or indirect nature of the related party’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. Related party transactions entered into, but not approved or ratified as required by the Company’s policy concerning related party transactions, will be subject to termination by the Company or the relevant subsidiary, if so directed by the Company’s CGNC or the Company’s Board of Directors, taking into account factors they deem appropriate and relevant. Lending and other banking transactions in the ordinary course of business and consistent with the insider loan provisions of Regulation O of the Board of Governors of the Federal Reserve System are not treated as related party transactions under this policy and, instead, these transactions are monitored and approved, if necessary, by Independent Bank’s Board of Directors. In addition, any transaction in which the rates or charges are determined by competitive bids are not subject to approval under the policy.

The Company’s directors, officers, beneficial owners of more than 5% of the Company’s voting securities and their respective associates were customers of and had transactions with the Company in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to lend to these persons were made in the ordinary course of business, were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Independent Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Independent Bank’s Board of Directors in accordance with bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or Independent Bank.

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PROPOSAL I: ELECTION OF DIRECTORS

Related Person Transactions

The following is a description of certain transactions in which the Company participated in 2020 or is currently proposed and in which one or more of the Company’s directors, executive officers or beneficial holders of more than 5% of the Company’s capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

IBG AIRCRAFT

IBG Aircraft Company III, a subsidiary of Independent Bank, or IBG Aircraft, owns an airplane. The Company and Independent Bank use the airplane to facilitate the travel of the Company’s and Independent Bank’s executives for corporate purposes related to the Company’s business. Independent Bank uses the aircraft to facilitate the travel of Independent Bank employees to and from Independent Bank’s locations across Texas and Colorado. Certain of the Company’s named executive officers elect to receive a portion of their cash bonus in the form of personal use of the aircraft. Under this arrangement, the Compensation Committee establishes the cash bonus for named executive officers. Those officers who elect to personally use the aircraft are then charged a rate per flight hour for use of the aircraft (computed on an hourly basis and including fuel, maintenance reserves and other operating costs) as established by an Aviation Committee, a joint working group of the Company’s and Independent Bank’s Boards of Directors comprised of David R. Brooks, William E. Fair and Donald L. Poarch. This amount is then charged against the named executive officers’ bonus amounts, reducing the cash portion of the bonus awarded to those officers. The Compensation Committee and the CGNC have reviewed and approved this arrangement, and the Company believes that this arrangement is in compliance with third party regulations established by bank regulatory agencies.

BRANCH LEASE

Independent Bank leases its Woodway Branch in Waco from Waco Fairbank Realty, Ltd., of which William E. Fair, one of the Company’s directors, is a limited partner. From 2020 to present, Independent Bank has paid $29.00 per square foot, or $158,400 annually, and will continue to do so through the end of 2021. From end of 2021 through 2026 the Bank will pay $30.60 per square foot plus an amount based upon the increase in consumer price index, or approximately $167,136 annually. The Company believes that this arrangement is at least as favorable to Independent Bank as could have been arranged with unrelated third parties and is in compliance with third party regulations for transactions with directors and their affiliates established by bank regulatory agencies.

FAMILY HEALTH CENTER ON VIRGINIA

The Company has provided $2.7 million in direct support to establish the Family Health Center on Virginia, a Federally Qualified Health Center in McKinney, Texas. Two of the Company’s employees, James Tippit and Kathryn Perry, serve as directors and officers of the foundation supporting the Family Health Center at Virginia Parkway.

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PROPOSAL I: ELECTION OF DIRECTORS

STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of the Record Date, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage Beneficially Owned (2)
Directors and Executive Officers:
David R. Brooks	654,178	(3)	1.5%
Daniel W. Brooks	116,326	(4)	*
Michelle S. Hickox	38,128	(5)	*
Michael B. Hobbs	35,588		*
James C. White	16,487		*
James P. Tippit	14,783		*
Mark S. Haynie	29,385		*
William E. Fair	225,616	(6)	*
Alicia K. Harrison	6,645	(7)	*
Craig E. Holmes	18,309		*
J. Webb Jennings, III	53,899		*
Donald L. Poarch	142,594	(8)	*
G. Stacy Smith	70,217		*
Michael T. Viola	27,008		*
Paul E. Washington	–		*
All Directors and Executive Officers as a Group (15 persons)	1,449,163		3.4%
Principal Shareholders:
Vincent J. Viola	4,443,839		10.3%
BlackRock, Inc.	5,769,144	(9)	13.4
The Vanguard Group	3,853,431	(10)	8.9
Dimensional Fund Advisors LP	2,642,204	(11)	6.1

*	Indicates ownership does not exceed 1%.

(1)

The address of the persons shown in the foregoing table who are beneficial owners of more than 5% of the common stock are as follows: Vincent J. Viola, 7777 Henneman Way, McKinney, Texas 75070; BlackRock, Inc., 55 East 52nd Street, New York, New York 10055; The Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355; Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(2)	The percentages are based upon 43,192,996 shares issued and outstanding as of April 5, 2021.

(3)

Of these shares, 53,201 are held of record by David R. Brooks and 60,000 shares are held of record by trusts for his children of which he and his wife are trustees and 540,977 shares are held by Natur Limited Partnership, of which Mr. Brooks and his wife are the managing members of its General Partner, Natur GP, LLP. Included in Mr. Brooks total shares are 235,000 shares pledged as security for bank loans.

(4)	Includes 40,000 shares pledged as security for bank loans.

(5)	Includes 37,781 shares held of record by Michelle S. Hickox and 347 shares held of record by Independent Bank 401(k) Profit Sharing Plan, of which Ms. Hickox is beneficiary.

(6)

Includes 216,969 shares held of record by William E. Fair and 7,547 shares held of record by an IRA of which he is beneficiary, and 1,100 shares held of record by Fair Title, Inc. dba Hatco Investments, of which Mr. Fair is President. Included in his total shares are 130,476 shares pledged as security for bank loans.

(7)	Includes 2,195 shares held of record by Alicia K. Harrison, 100 shares and 4,350 shares held of record by a revocable living trust and SEP IRA, respectively, of which Ms. Harrison is beneficiary.

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PROPOSAL I: ELECTION OF DIRECTORS

(8)

Of these shares, 125,000 shares are held of record by Poarch Family Limited Partnership, of which Mr. Poarch is the President of its General Partner, Donald L. Poarch, Inc., and 17,594 shares are held of record by Donald Poarch.

(9)

According to Schedule 13G/A as filed with the SEC on January 26, 2021, by BlackRock, Inc., on behalf of itself and certain of its subsidiaries. BlackRock, Inc. has sole voting power over 5,698,567 shares, and sole dispositive power over 5,769,144 shares.

(10)

According to Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, on behalf of itself and certain of its subsidiaries. The Vanguard Group has shared voting power over 36,345 shares, sole dispositive power over 3,787,578 shares, and shared dispositive power over 65,853 shares.

(11)

According to a Schedule 13G/A filed with the SEC on February 12, 2021, by Dimensional Fund Advisors LP, on behalf of itself and certain of its subsidiaries. Dimensional Fund Advisors LP has sole voting power over 2,566,501 shares, and sole dispositive power over 2,642,204 shares.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change in control of the Company.

The Company has adopted an Insider Trading Policy and Stock Ownership and Pledging Guidelines, as more thoroughly discussed under “Limitations on Pledging of Shares and Anti-Hedging Guidelines” below.

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PROPOSAL I: ELECTION OF DIRECTORS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding common stock to file reports of ownership and changes in ownership of common stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish the Company with copies of all Section 16 forms that they file.

Based solely on its review of the copies of such report forms received by it with respect to fiscal year 2020, the Company believes that all filing requirements applicable to its directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following late filings:

•	Filing made by William E. Fair in connection with common stock acquired on March 9, 2020. The Form 4 was filed with the SEC on March 12, 2020.

•

Filing made by William E. Fair, Alicia K. Harrison, Craig E. Holmes, J. Webb Jennings, III, Donald L. Poarch, G. Stacy Smith, and Michael T. Viola in connection with common stock granted by the Company to each director as part of their 2020 director compensation on September 4, 2020. The Form 4s were filed with the SEC on October 23, 2020.

•	Filing made by Alicia K. Harrison in connection with common stock acquired November 24 through December 2, 2020. The Form 4 was filed with the SEC on December 21, 2020.

•	Filing made by J. Webb Jennings, III in connection with common stock acquired on March 9, 2020. The Form 4 was filed with the SEC on March 12, 2020.

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PROPOSAL I: ELECTION OF DIRECTORS

DIRECTOR COMPENSATION

During 2020, our director compensation program provided for each of the Company’s non-management directors to receive annual compensation, including a cash retainer of $55,000 and an award of shares of restricted stock under the 2013 Equity Incentive Plan with a market value of $55,000 for his or her service as a director. In addition, the chairman of the Audit Committee of the Company’s Board of Directors received an additional cash retainer of $15,000, the chairman of the Company’s Compensation Committee received an additional cash retainer of $10,000, and the CGNC chair received an additional cash retainer of $5,000 for their service in those roles. The Company’s directors were reimbursed for the reasonable out-of-pocket expenses they incurred in connection with their service as directors, including travel costs to attend the meetings of the Board of Directors and committees. The Company’s directors who were also the Company’s named executed officers did not receive fees or other compensation for their service as directors of the Company. Mr. David R. Brooks and Mr. Daniel W. Brooks, who are directors and executive officers of the Company, do not receive any compensation in their capacity as directors of the Company.

In 2019, the Compensation Committee changed the timing of the payment of director compensation to coincide with the Company’s annual meeting. The Company’s annual meeting typically takes place at the end of May, with director compensation paid in June. The 2020 Annual Meeting took place August 27, 2020. Therefore, directors received their 2020 compensation payment in September as opposed to June. The Company will resume making the director compensation payment in June in 2021.

The following table sets forth information regarding 2020 compensation for those of the Company’s directors during 2020 who were not named executive officers of the Company for 2020:

Name(2)	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
William E. Fair	65,000	55,435	—	120,435
Alicia K. Harrison	55,000	55,435	—	110,435
Craig E. Holmes	70,000	55,435	—	125,435
J. Webb Jennings III	55,000	55,435	—	110,435
Donald L. Poarch	55,000	55,435	—	110,435
G. Stacy Smith	60,000	55,435	—	115,435
Michael T. Viola	55,000	55,435	—	110,435

(1)	Reflects awards granted in 2020 calculated by multiplying the number of shares granted on September 4, 2020 of 1,159 shares by the value of the stock at close of market as of the grant date of $47.83.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

ADVISORY VOTE

We are conducting our annual advisory vote to approve our executive compensation for 2020. This advisory vote, commonly referred to as a “Say-on-Pay” vote, is non-binding and advisory. Although this vote is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

The Company urges shareholders to read this section of the Proxy Statement in its entirety, which describes in detail how its executive compensation policies and procedures operate and are designed to achieve compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of the Company’s named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving its goals and that the compensation of its named executive officers reported in this Proxy Statement has contributed to the Company’s recent and long-term success.

The Company is asking for shareholder approval of the compensation of its named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the information contained in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this Proxy Statement.

Accordingly, the Company is asking its shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosures.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON

EXECUTIVE COMPENSATION (“SAY-ON-PAY”) (PROPOSAL II).

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

COMPENSATION DISCUSSION & ANALYSIS

Overview

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors relating to the compensation of the Company’s Chairman of the Board, Chief Executive Officer and President, the other named executive officers, and the directors. William E. Fair (Chair), J. Webb Jennings, III, and G. Stacy Smith, each of whom the Board of Directors has determined to be an independent director, as defined in The Nasdaq Stock Market Rules and SEC regulations, serve on the Compensation Committee.

This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the Compensation Committee made its 2020 compensation determinations with respect to the named executive officers of the Company.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2020, as well as the Company’s other most highly compensated executive officers for 2020, are collectively referred to as the Company’s “named executive officers.” The compensation of our named executive officers is discussed below.

Results of 2020 Advisory Vote to Approve Executive Compensation

At the 2020 annual shareholder meeting, over 97% of the votes cast were in favor of our advisory vote on executive compensation for 2019. The Compensation Committee considered this favorable outcome and believed the results conveyed our shareholders’ support of our executive compensation programs. At the Annual Meeting, we will again hold an annual advisory vote to approve executive compensation paid in 2020. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

Executive Summary

2020 Performance

Despite the many challenges the pandemic presented in 2020, the Company recorded another year of solid performance. For the year ended December 31, 2020, the Company reported net income of $201.2 million, or $4.67 per diluted share, compared to $192.7 million, or $4.46 per diluted share, for the year ended December 31, 2020, representing a 4.4% year-over-year increase in reported net income.

Highlights of the Company’s performance include:

•	Robust organic deposit growth of 17.27%;

•	Continued solid credit metrics with nonperforming assets of 0.29% of total assets;

•	Return capital to shareholders by increasing the quarterly dividend to $0.30 per share and repurchasing $5.7 million of Company stock through share repurchase program; and

•	Strong capital levels with total capital ratio of 13.32%, leverage ratio of 9.12% and (non-GAAP) tangible common equity (TCE) ratio of 8.60%.

Sound Compensation Practices

Our executive compensation program incorporates many strong governance features, including the following:

WHAT WE DO	WHAT WE DON’T DO
A significant portion of executive compensations is tied to performance through annual and long-term incentives with multiple performance measures.	We do not allow executive officers to engage in hedging transactions, and the pledging of Company stock is restricted.
We require meaningful share ownership by directors and executive officers.	We no longer have single-trigger accelerated vesting of equity awards upon a change-in-control of the Company.
We maintain a clawback policy for incentive compensation.	We do not provide excessive perquisites.
We have retained an independent compensation consultant that provides no other services to the Company.	We accrue and do not pay dividends on any performance stock units unless and until the performance units are earned and vest.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Total Direct Compensation Pay Mix

Compensation Philosophy and Objectives

The Company compensates the Company’s named executive officers through a mix of base salary, cash incentive bonuses, equity grants and other benefits. The Company believes the current mix of these compensation elements and the amounts of each element provide the Company’s named executive officers with compensation that is reasonable and competitive within the Company’s markets, and also appropriately reflects the Company’s performance and the officer’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

The Compensation Committee’s philosophy is to provide a compensation package that attracts and retains executive talent, rewards superior performance and produces consequences for underperformance. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that the committee believes appropriate to mitigate risk and align the short-term and long-term interests of the Company’s executives with that of the Company’s shareholders and to encourage executives to participate and perform as equity owners of the Company.

The Company believes that in order to attract and retain the quality of executive talent necessary to achieve its long-term strategic business goals, the Company must offer a competitive compensation package to its executives. The Compensation Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and long-term awards under the Company’s long-term incentive programs (including equity grants under the Company’s equity incentive plan). When considering pay decisions for its named executive officers, the Company generally evaluates pay relative to the median of market data while also considering the executive’s scope of responsibilities, skills and experience, overall Company performance and the Board of Directors’ evaluation of the executive’s individual performance.

The Company believes the design of its compensation programs and the amounts paid have been and continue to be appropriate and reasonable. The Company continually reviews its programs to ensure they are aligned with the Company’s business objectives and shareholder interests.

Our Compensation Program

Our compensation program establishes market-based target total direct compensation opportunities for each executive, with actual payouts dependent on performance. The Committee establishes a base salary and target incentive amount for each executive and then determines the actual incentive awards based on performance relative to established performance goals. Incentives are paid in a combination of immediate cash and deferred equity, and the equity awards delivered for 2020 performance were delivered in January 2021 through a combination of Performance Stock Units (“PSUs”) and Restricted Stock Awards (“RSAs”).

44	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Elements of Total Direct Compensation

The following is a summary of the elements of total direct compensation provided to our named executive officers.

Element	Description	Considerations and Rationale

Salary
Base Salary	• Fixed element of compensation	• Compensate executives competitively for the experience and skills needed to perform their current roles commensurate with their professional status, accomplishments and experience

Incentives (awarded in January 2021 based on 2020 performance)
Cash Bonus	• Variable amount paid as an immediate cash award	• Provide an immediate incentive to recognize and reward executives who contribute meaningfully to the Company’s performance for the year
PSUs(1)

•  Equity award where the number of shares that are ultimately earned after the 3-year performance period will vary based on performance

•  Performance is determined based on our Adjusted Return on Average Tangible Common Equity (ROTCE)(2) relative to our peers

–  75th percentile or greater: 150% payout

–  50th percentile: 100% payout

–  25th percentile: 50% payout

–  Less than 25th percentile: 0% payout

–  Payouts are interpolated for results between the 25th and 75th percentile

•  Ensures the value of the incentive ultimately earned by our executives is aligned with our long-term performance relative to our peers

•  ROTCE incorporates both our earnings and capital management and is a focus of our shareholders

•  Encourages retention given that vesting is also dependent on continued service(3))

RSAs(1)	• Equity award that vests ratably in three annual installments	• Enhances alignment with shareholders • Encourages retention given that vesting is also dependent on continued service(3)

(1)   Granted under our 2013 Equity Incentive Plan.

(2)  Average adjusted income (as adjusted for taxes and extraordinary items, less net income attributable to non-controlling interest, gain on the sale of held to maturity    and available for sale securities, amortization of intangibles, goodwill and nonrecurring items) as a percentage of average tangible common equity.

(3)  Awards are also eligible to vest, subject to the execution of a release of claims, upon an earlier termination without cause, for good reason or due to death or disability.

2020 Total Direct Compensation Targets

In December 2019, the Committee established base salaries and target incentive opportunities for each of the Company’s named executive officers in 2020. In setting these target compensation levels, the Committee relies on external market data obtained from its compensation consultant. The Committee also considers additional factors including:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

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•

the Company’s financial performance and performance with respect to other aspects of the Company’s operations, such as the Company’s growth, asset quality, profitability and other matters, including the status of the Company’s relationship with banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to the Company’s performance, including leadership, team work and community service.

Following its review, the Compensation Committee determines annual base salaries and target incentives for the named executive officers, and then recommends to the Board (in executive session with only independent directors present) for its confirmation of the Committee’s determination. The table below outlines the targets established for each named executive officer for 2020:

		2020 Target Incentive

Executive	2020 Base Salary	% of salary	$ value	Cash	Equity	Total Target Direct Compensation

David R. Brooks	$800,000	230%	$1,840,000	$760,000	$1,080,000	$2,640,000

Michelle S. Hickox	410,000	135%	553,500	266,500	287,000	963,500

Daniel W. Brooks	465,000	150%	697,500	325,500	372,000	1,162,500

Michael B. Hobbs	435,000	140%	609,000	304,500	304,500	1,044,000

Mark S. Haynie	350,000	115%	402,500	210,000	192,500	752,500

2020 Incentive Decisions

In early 2020, the Committee established an incentive structure consistent with that utilized in 2019, including a formulaic component based on preset performance goals and ranges for Adjusted (Non-GAAP) EPS, Adjusted (Non-GAAP) Efficiency Ratio and Non-Performing Assets, as well as a qualitative review of corporate and individual performance. Based on actual performance during the year, the incentive plan is structured to allow for a payout of between 0% to 150% of target for each executive.

The following table outlines the performance goals and actual results of key financial measures included in the Committee’s review of performance:

Performance Measure	Weighting	Threshold	Target	Maximum	Actual		Earned%

Earnings per Share - Adjusted (1)	60%	$4.65	$5.17	$5.69	$4.87		71.2%

Efficiency Ratio - Adjusted (2)	20%	50.0%	48.0%	46.0%	46.15	%(3)	146.3%

Non-Performing Assets/Total Assets	20%	1.00%	0.50%	0.10%	0.29%		126.3%

Weighted Percentage of Target Bonus Earned							97.2%

(1)

Non-GAAP measure. Adjusted for extraordinary items such as unexpected income recognized on credit impaired acquired loans; gain/loss on sale of loans, OREO, securities, and premises and equipment; recoveries on loans charged off prior to an acquisition; OREO and other asset impairment; and acquisition expenses.

(2)	Non-GAAP measure. Adjusted for amortization of core deposit intangibles and extraordinary items such as noted in (1).

(3)

Represents an average of the prior four quarter efficiency ratios, which was utilized by the Compensation Committee in January of 2021 to review 2020 performance. The efficiency ratio-adjusted for calendar year 2020 was 46.04%.

In addition to these performance results, the Committee also considers additional factors including:

•	the Company’s overall performance in executing the Company’s key strategic initiatives;

•	the overall financial soundness of the Company (asset quality, risk controls, balance sheet/capital management);

•	the Company’s organic growth and growth through strategic acquisitions;

•	the Company’s profitability (earnings growth and operating efficiencies);

•	the executive’s role in the Company’s achievement of target percentage increases in growth and profitability;

•

the executive’s role in specific strategic and operational functions, such as successful implementation of the Company’s acquisition strategy, overall management of financial reporting, and supervision of the Company’s credit function;

•	the personal performance of the executive officer and contributions to the Company’s performance for the year, including leadership, team work and community service; and

•	market data on peer performance and compensation levels.

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The Committee also took into consideration the special challenges posed by, and the executive officers’ response to, the COVID-19 pandemic in 2020, including PPP program implementation efforts, Special Circumstance and Frontline Pay paid out to employees, the percentage of the employee bonus incentive program paid out in 2020, which was 100%, and the fact that no employees were laid-off or furloughed in 2020, as more fully discussed above under “Commitment to Our Employees.”

Based on its review of Company and individual performance, the Compensation Committee awarded incentive compensation between 94% and 104% of target for performance during fiscal year 2020, which was paid in 2021. The following table outlines the incentives paid to each executive through a combination of cash and deferred equity compensation based on the preset mix established for each executive at the beginning of the year.

Executive	Target Incentive	Total Actual Incentive	Actual Cash	Actual RSAs(1)	Actual PSUs(1)

David R. Brooks	$1,840,000	$1,788,436	$738,720	$524,858	$524,858

Michelle S. Hickox	$553,500	$542,404	$261,170	$140,617	$140,617

Daniel W. Brooks	$697,500	$725,390	$338,520	$193,435	$193,435

Michael B. Hobbs	$609,000	$572,470	$286,230	$143,120	$143,120

Mark S. Haynie	$402,500	$402,496	$210,000	$96,248	$96,248

(1)	RSAs and PSUs for 2020 performance were granted on January 28, 2021 based on a market price of $62.58 as of the grant date.

In addition to the above incentives, the Committee awarded Mr. Daniel Brooks an additional cash incentive of $100,000 to recognize his outstanding efforts and leadership over our PPP loan program, which provided vital financial support to more than 6,300 of our customers during the first round of PPP stimulus and over 2,500 PPP loans during the second round of PPP stimulus as of March 31, 2021. The PPP resulted in more than $16.8 million of net fees earned for the Company through March 31, 2021. In addition to Mr. Daniel Brooks, the Committee also awarded cash incentives to 200 employees, totaling $925,200 to commend their tireless efforts in meeting the unique needs of each of the Company’s customers during the pandemic.

RSAs and PSUs that were part of the 2020 incentive payout were granted on January 28, 2021 and will vest over three years. As the awards were granted in fiscal year 2021, they are not included in this year’s Summary Compensation and Grants of Plan-Based Awards tables.

Strategic Re-Design Incentive Awards

As we discussed in our 2020 Proxy Statement, the Compensation Committee recognized the importance of incentivizing key employees to remain with the Company over the long-term as the Company strategically redesigned its organizational structure following the termination of the Texas Capital Bancshares, Inc. (TCBI) merger, with a view to maximizing shareholder value over the long-term. The Compensation Committee ultimately determined, with the advice and assistance of its independent compensation consultant, that the best way to achieve these objectives would be to grant equity awards to the named executive officers and a number of key contributors across a broad spectrum of the Company. Our named executive officers received their portion of these “Strategic Re-Design Incentive Awards” through a combination of PSUs and RSAs. Mr. David Brooks received 60% of the Strategic Re-Design Incentive Awards as PSUs, and other named executive officers received an equal mix of PSUs and RSAs as follows: Mr. David Brooks (48,000 shares); Mr. Daniel Brooks (24,000 shares); Ms. Hickox (22,000 shares); Mr. Hobbs (22,000 shares); and Mr. Haynie (14,000 shares). The time-vesting Strategic Re-Design Incentive Awards vest ratably over the four-year period from July 1, 2020 through June 30, 2024 (rather than over three years, as in the case of the Company’s ordinary course time-vesting equity awards). The performance-vesting Strategic Re-Design Incentive Awards have the same structure and performance measure as the ordinary-course PSU’s discussed above, except that they use a four-year relative performance and vesting period. The Compensation Committee believes that these awards will achieve senior leadership retention despite the challenges posed by the strategic re-design of the Company’s organizational structure, and that the strongly performance-based nature of the awards will incentivize maximization of shareholder value over the long-term.

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Benefits and Perquisites

The Company’s named executive officers are eligible to participate in the same benefit plans designed for all of the Company’s full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The Company does not provide the named executive officers with any health and welfare benefits that are not generally available to its other employees. The Company also provides its employees, including its named executive officers, with a 401(k) plan to assist its employees, including its named executive officers, in planning for retirement and securing appropriate levels of income during retirement. The purpose of the Company’s employee benefit plans is to help the Company attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by the Company’s competitors. Benefits and perquisites paid in 2019 and 2018 to named executive officers did not exceed $25,000. Benefits and perquisites paid in 2020 did not exceed $25,000, with the exception of a relocation payment made to Mr. Michael Hobbs in the amount of $128,332 and dividend payments made to Mr. David Brooks on unvested shares of restricted stock in the amount of $40,905.

Independent Bank Group 401(k) Profit Sharing Plan

The Independent Bank Group 401(k) Profit Sharing Plan, or the 401(k) Plan, is designed to provide retirement benefits to all eligible full-time and part-time employees. The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. The Company’s named executive officers, all of whom were eligible to participate in the 401(k) Plan may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees, including the named executive officers, may defer from 1% to 100% of their compensation to the 401(k) Plan up to the applicable Internal Revenue Service limit. The Company matches 100% of a named executive officer or employee’s annual contribution to the 401(k) Plan up to a total of 6% per annum of the named executive officer or employee’s eligible salary. The Company makes its matching contributions in cash, and that contribution is invested according to the employee’s current investment allocation. The 401(k) Plan permits investments in Company common stock.

The Company does not maintain any defined benefit plan, actuarial benefit plan, supplemental executive retirement plan or deferred compensation plan for the Company’s named executive officers or any other employees. Moreover, the Company has no plan, agreement and other arrangement with any of the Company’s named executive officers relating to the payments of any amounts upon the retirement of such named executive officer from employment with the Company.

Insurance Premiums

The Company’s wholly owned subsidiary, Independent Bank, maintains bank-owned life insurance policies with respect to certain of the Company’s named executive officers. Although Independent Bank is the named beneficiary of each of those policies, the Company has agreed with each of those named executive officers that if the officer dies while employed by Independent Bank, the Company will pay such named executive officer’s estate an amount equal to the amount of that officer’s base salary for the year in which his or her death occurs out of the benefits Independent Bank receives under such policy.

2021 Compensation Decisions

In December 2020, the Committee conducted its annual review of target compensation opportunities and made the following adjustments based on the relevant market data and each individual’s responsibilities and performance:

•	Base salaries: Mr. David Brooks: $825,000; Ms. Hickox $440,000; Mr. Daniel Brooks $500,000; Mr. Hobbs $475,000; and Mr. Haynie $375,000; and

•	2021 target incentives (total target cash and equity awards as a % of salary): Mr. David Brooks: 260%; Ms. Hickox 150%; Mr. Daniel Brooks 175%; Mr. Hobbs 170%; and Mr. Haynie 130%.

•	Incentives: No changes were made to the metrics and structure of the incentive program for 2021, including the mix of time-based and performance-based equity for 2021 incentive payouts

Executive Employment Agreements, Change in Control Agreements, and Restrictive Covenants

The Company does not have employment agreements with any of the Company’s named executive officers. The named executive officers of the Company identified herein are employees “at will” of the Company. The compensation that the Company pays to its named executive officers is determined by the Compensation Committee’s recommendation and confirmed by the independent directors of the Board.

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The Company has entered into Change in Control Agreements with each of its named executive officers. Among other things, the agreements provide for cash severance upon qualified termination in connection with a change in control. The Company believes the Change in Control Agreements, which are a common practice among the Company’s peers, are necessary to ensure the continued focus of its executives on making the appropriate strategic decisions for the Company that maximize shareholder value, even if the decision involves a change in control and professional risk for the executives. Further details of the agreements are discussed under the “Potential Payments Upon Termination or Change in Control” section.

In connection with the issuance of the shares of restricted stock the Company issued to the Company’s executive officers and certain senior officers of Independent Bank pursuant to the Equity Incentive Plan, the Company requires that each recipient of an award enter into an award agreement that includes noncompetition and non-solicitation covenants. Each such agreement provides that the award recipient will not compete with the Company for a specified period following the termination of his or her employment with the Company or Independent Bank. Competition for such purposes is defined to include such person acting as an officer, director, manager or employee of, or a consultant to, any bank holding company, bank or other financial institution conducting banking operations in the Company’s market areas. The various award recipients also agree not to solicit other employees or customers of the Company or Independent Bank. The non-solicitation period for the Company’s executive officers is one year following the termination of their employment with the Company or Independent Bank. The non-solicitation period for officers of Independent Bank is set by the Compensation Committee for each officer and ranges from three months to one year following termination of employment.

Compensation Process, Policies and Practices

Risk Considerations

The Company’s compensation practices are regularly examined as part of a holistic and well-rounded Risk Management framework and are evaluated in context with accepted best practices in the industry.

The Compensation Committee and the Board of Directors have reviewed the compensation policies and practices for all employees and does not believe that any risks arise from the Company’s compensation policies and practices for the Company’s executive officers and other employees that are reasonably likely to have a material adverse effect on the Company’s operations, results of operations or financial condition.

Role of the Compensation Committee and Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers, including the named executive officers, which the Board of Directors then reviews and, if satisfactory, ratifies. The Chairman of the Board, Chief Executive Officer and President provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers. The Compensation Committee evaluates the Chairman of the Board, Chief Executive Officer and President’s performance in light of the Company’s goals and objectives relevant to his compensation. The Chairman of the Board, Chief Executive Officer and President is not involved with any aspect of determining his own pay.

When reviewing named executive officer compensation, the Compensation Committee and the Board of Directors review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the Board of Directors as to all stock grants to the named executive officers made pursuant to the Company’s equity incentive plans.

Role of the Compensation Consultant

In 2020, the Compensation Committee continued to retain Meridian Compensation Partners (“Meridian”) as its ongoing compensation consultant. Meridian is a highly-respected compensation consultant that provides a wide spectrum of compensation consulting and corporate governance services. The firm brings a deep knowledge of the Company’s peers and best practices in compensation and governance. Meridian was engaged directly by the Compensation Committee and proactively informs the Company about relevant emerging issues.

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Compensation Peer Group

The Compensation Committee evaluates the Company’s named executive officer compensation levels with comparable compensation levels for a peer group of comparable banks based on asset size, geography and operations. The Compensation Committee updated the peer group in 2019 following a review provided by Meridian. The following peer group was used in connection with setting 2020 compensation levels.

2020 Peer Group
Ameris Bancorp	LegacyTexas Financial Group
Bank OZK	Old National Bancorp
Cadence Bancorporation	Pinnacle Financial Partners
CenterState Bank Corporation	Prosperity Bancshares
Cullen/Frost Bankers	Renasant Corporation
First Financial Bancorp.	South State Corporation
First Financial Bankshares	Texas Capital Bancshares
Glacier Bancorp	Atlantic Union Bankshares Corp.
Heartland Financial USA	United Bankshares
Hilltop Holdings	United Community Bank

Upon review of the peer group in June 2020, the Committee approved the removal of CenterState Bank Corporation and LegacyTexas Financial Group as they were both acquired. At the same time, the Committee approved the addition of BancorpSouth Bank, Trustmark Corporation, First Merchants Corporate and Veritex Holdings, Inc to the peer group. This updated peer group was used in connection with the Committee’s evaluation of target compensation levels for 2021.

Stock Ownership and Pledging Guidelines

Directors and executive officers are each subject to Stock Ownership & Pledging Guidelines (the “Guidelines”). The purpose of the Guidelines is to enhance director and executive officer focus on the long-term success of the Company and on the creation of shareholder value by requiring directors and executive officers to be long-term holders of the Company’s common stock. The CGNC is responsible for monitoring compliance with the Guidelines on an annual basis.

The Stock Ownership and Pledging Guidelines apply to the Chief Executive Officer, the Company’s executive officers (“Executive Officers”), and the non-employee directors of the Company. The aforementioned individuals are required to own shares of the Company’s common stock with an aggregate value equal to the amounts set forth in the following table:

Title	Required Common Stock Ownership

Chief Executive Officer	5x base salary

Other Executive Officers	3x base salary

Non-Employee Directors	3x annual cash retainer

For the purposes of determining share ownership, the following may be used:

•	Shares owned outright by the Executive Officer or Director and his or her immediate family members residing in the same household;

•	Shares credited to the Executive Officer’s or Director’s account under the Company’s 401(k) Profit Sharing Plan;

•	Shares held in trust for the benefit of the Executive Officer or Director;

•	Shares acquired upon net exercise of vested stock options; and,

•	Unvested shares of restricted Company common stock or restricted stock units held by the Executive Officer or Director.

The determination of whether an individual meets the applicable Guidelines will be made as of the last day of the preceding fiscal year by using the average closing price of the Company’s common stock on The Nasdaq Global Select Market for the prior six “trading days.”

The Executive Officers and Directors are expected to meet the applicable target multiple within five (5) years after the effective date of these Guidelines (January 24, 2024) or the date the applicable individual first becomes subject

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to it, and they are expected to continuously own sufficient shares to meet the Guidelines once attained. If an individual falls below the applicable Guideline due solely to a decline in the value of the common stock, the individual will not be required to acquire additional shares to meet the Guideline, but he or she will be required to retain all shares then held (except for shares withheld to pay withholding taxes or the exercise price of options) until such time as the individual again attains the target multiple.

Limitations on Pledging of Shares and Anti-Hedging Guidelines

The Guidelines also provide Executive Officers and Directors may only pledge shares of the Company’s common stock that are in excess of the amount required to be owned pursuant to these Guidelines; provided, that any pledge of shares that fails to comply with this requirement and which existed prior to the date of adoption of the Guidelines will be exempt from this requirement. The Company believes that the pledging of shares in excess of the minimum required ownership thresholds by directors and executive officers does not present undue risk to the Company or its shareholders. Further, the Guidelines prohibit directors and executive officers from hedging transactions in the Company’s shares such as puts, calls, prepaid variable forwards, equity swaps, collars and other derivative securities on an exchange or in any other organized market. Directors and executive officers also may not engage in short sales of the Company’s shares, meaning sales of shares that are not owned at the time of sale. The Company’s Guidelines also prohibit directors and executive officers from holding shares of Company common stock in a margin account. The prohibition recognizes the risk that directors or executives may be forced to sell shares to meet a margin call, which could negatively impact the Company’s stock price and may violate insider trading laws and policies.

In addition to the Guidelines, the Company’s Insider Trading Policy prohibits all employees, including directors and executives, from engaging in transactions that hedge the economic risk of owning shares of Company common stock.

Clawback Policy

The Board of Directors maintains a Clawback Policy, which applies to incentive compensation payable to executive officers from January 1, 2019 with respect to performance periods beginning January 1, 2019 and all such future incentive compensation. Under this policy, the Board, based upon the recommendation of the Compensation Committee, may pursue forfeiture or repayment of incentive compensation if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, or if an executive commits an act of fraud or intentional misconduct.

Tax Considerations

Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s CEO, CFO or one of the company’s next three other most highly compensated executive officers in any year after 2016 (“covered employee”). Prior to January 1, 2018, Section 162(m) provided for an exception to the deduction limit for qualifying performance-based compensation if specified requirements were met, and the deduction limit did not apply to the CFO or an individual who was not the company’s CEO or one of the company’s next three most highly compensated employees as of the last day of the fiscal year. The Tax Cuts and Jobs Act of 2017 amended Section 162(m) by eliminating the performance-based exception and expanding the individuals who are treated as covered employees. The Company believes that achieving its objectives under the compensation philosophy set forth above is more important than the benefit of tax deductibility. The Company reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

BOARD OF DIRECTORS COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act that might incorporate the information in this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

William E. Fair (Chair)

J. Webb Jennings, III

G. Stacy Smith

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SUMMARY COMPENSATION INFORMATION

The following table sets forth information regarding the compensation paid to each of the Company’s named executive officers for 2020, 2019, and 2018.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)		Nonequity Incentive Plan Compensation(2)	All Other Compensation(4)	Total
David R. Brooks,	2020	$798,542	$—	$2,684,767		$ 738,720	$ 76,160	$4,298,189
Chairman, Chief Executive Officer and President	2019	765,000	—	804,262		701,926	72,197	2,343,385
	2018	725,000	650,000	628,100		—	66,289	2,069,389
Michelle S. Hickox,	2020	408,542	—	1,102,113		261,170	38,845	1,810,670
Executive Vice President and Chief Financial Officer	2019	375,000	—	125,669		285,066	30,614	816,349
	2018	325,000	225,000	96,647		—	37,087	683,734
Daniel W. Brooks,	2020	464,375	100,000	1,235,959		338,520	55,146	2,194,000
Vice Chairman and Chief Risk Officer	2019	450,000	—	231,229		321,143	44,627	1,046,999
	2018	425,000	300,000	144,935		—	46,642	916,577
Michael B. Hobbs(5)	2020	415,942	—	975,645		286,230	214,154	1,891,971
Executive Vice President and Chief Banking Officer	—	—	—	—		—	—	—
	—	—	—	—		—	—	—
Mark S. Haynie	2020	347,917	—	656,801		210,000	48,745	1,263,463
Executive Vice President and General Counsel	2019	300,000	—	80,435		183,510	224,609(7)	788,554	(7)
	2018	237,500	140,000	534,000	(6)	—	26,312	937,812

(1)	The amounts shown in this column represent salaries earned during the fiscal year shown.

(2)

The amounts of bonuses and non-equity incentive plan compensation for each year shown were cash bonuses earned for that year, but that were paid in the following fiscal year. As noted above under caption “2020 Incentive Decisions,” the 2020 bonus paid to Mr. Daniel Brooks was an additional cash incentive paid to recognize his outstanding efforts and leadership over the Company’s PPP program.

(3)

The amounts shown reflect RSAs for each year awarded based upon the executive officer’s performance for the prior year. The amounts also reflect the 2020 Strategic Re-Design Incentive Awards (as discussed above under caption “Strategic Re-Design Incentive Awards”), which were awarded on July 3, 2020 in the form of both RSAs and PSUs,. The market value of the RSAs presented for 2020, 2019 and 2018, are based on the market value of the Company’s common stock on the date of the grant, which was $38.29 on July 3, 2020, $53.52 on January 31, 2020, $52.78 on January 25, 2019 and $71.75 on January 31, 2018. The 2020 totals also include the value of the PSU’s, assuming the target level of achievement, based upon the market value of the Company’s common stock on the date of grant, which was $38.29. The grant date market value of the PSUs assuming the highest level of achievement is as follows: Mr. David Brooks -$1,654,128, Ms. Michelle Hickox - $631,785, Mr. Daniel Brooks - $689,220, Mr. Michael Hobbs - $631,785, and Mr. Haynie -$402,045.

(4)	All other compensation consists of the following for 2020:

	401(k) contributions paid by the Company	Relocation benefits	Payments related to gross up of taxes*	Insurance Premiums paid by the Company	Dividends on unvested restricted stock	Auto Allowance	Incidental Benefits (phone allowance, gym subsidy, birthday & holiday bonus)
David R. Brooks	15,090	—	6,911	12,954	40,905	—	300
Michelle S. Hickox	12,696	—	2,358	8,707	13,284	—	1,800
Daniel W. Brooks	21,475	—	3,823	12,954	16,594	—	300
Michael B. Hobbs	20,169	91,000	52,929	19,492	17,064	12,000	1,500
Mark S. Haynie	14,750	—	6,642	13,167	12,386	—	1,800

*

Includes for Mr. Hobbs, $37,332 related to his relocation benefit, and for all named executive officers, payments (all less than $10,000, except for Mr. Hobbs, which was $15,511) for employee portion of social security and Medicare taxes related to the vesting of RSAs under a legacy program, which was discontinued in 2021, and payments of immaterial amounts related to incidental benefits.

(5)	Mr. Hobbs did not become an executive officer until January of 2020. Therefore, his 2019 and 2018 compensation is not reported.

(6)	Represents the grant-date value of 7,500 shares with a market value of $71.20 granted on March 1, 2018, in connection with Mr. Haynie’s hiring.

(7)

During 2019, the Company made a transaction award payment to Mr. Haynie in the amount of $246,490 in conjunction with the TCBI merger. Mr. Haynie is in the process of repaying the net (after-tax) amount of the transaction award given the termination of the TCBI merger. The amount reported reflects a partial claw-back of the transaction award in the amount of $63,071 paid in 2020.

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PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

GRANTS OF PLAN-BASED AWARDS

The Compensation Committee grants Restricted Stock Awards periodically. In 2020, restricted stock grants encompassing 91,545 shares of the Company’s common stock under the Equity Incentive Plan were granted to certain named executive officers.

The table below sets forth the cash portion of 2020 incentive compensation opportunity for each named executive officer as well as the equity grants awarded to each named executive officer in 2020 based on 2019 performance:

	Plan	Grant Date							All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise Price or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)(3)
			Estimated future payout under nonequity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David R. Brooks	Restricted Stock	January 31, 2020	$—	$—	$—	—	—	—	15,823	—	—	$846,847

	Restricted Stock	July 3, 2020	—	—	—	—	—	—	19,200	—	—	735,168

	Performance Stock	July 3, 2020	—	—	—	14,400	28,800	43,200	—	—	—	1,102,752

	Annual Incentive	—	—	760,000	1,140,000	—	—	—	—	—	—	—

Michelle S. Hickox	Restricted Stock	January 31, 2020	—	—	—	—	—	—	4,853	—	—	259,733

	Restricted Stock	July 3, 2020	—	—	—	—	—	—	11,000	—	—	421,190

	Performance Stock	July 3, 2020	—	—	—	5,500	11,000	16,500	—	—	—	421,190

	Annual Incentive	—	—	266,500	399,750	—	—	—	—	—	—	—

Daniel W. Brooks	Restricted Stock	January 31, 2020	—	—	—	—	—	—	5,923	—	—	316,999

	Restricted Stock	July 3, 2020	—	—	—	—	—	—	12,000	—	—	459,480

	Performance Stock	July 3, 2020		—	—	6,000	12,000	18,000	—	—	—	459,480

	Annual Incentive	—	—	325,500	488,250	—	—	—	—	—	—	—

Michael B. Hobbs	Restricted Stock	January 31, 2020	—	—	—	—	—	—	2,490	—	—	133,265

	Restricted Stock	July 3, 2020	—	—	—	—	—	—	11,000	—	—	421,190

	Performance Stock	July 3, 2020	—	—	—	5,500	11,000	16,500	—	—	—	421,190

	Annual Incentive	—	—	304,500	456,750	—	—	—	—	—	—	—

Mark S. Haynie	Restricted Stock	January 31, 2020	—	—	—	—	—	—	2,256	—	—	120,741

	Restricted Stock	July 3, 2020	—	—	—	—	—	—	7,000	—	—	268,030

	Performance Stock	July 3, 2020	—	—	—	3,500	7,000	10,500	—	—	—	268,030

	Annual Incentive	—	—	210,000	315,000	—	—	—	—	—	—	—

(1)	Represents the cash portion at target and maximum of the total incentive opportunity approved for each named executive officer for 2020 performance.

(2)

Represents awards under the Equity Incentive Plan. The January 31, 2020 award vests equally over a three year period. The July 3, 2020 restricted award vests equally over a four year period. The July 3, 2020 performance award will vest at the end of four years based on achieving set performance criteria.

(3)

Calculated by multiplying the RSAs by the grant date market value of $53.52 on January 31, 2020 and $38.29 on July 3, 2020. The value of the PSUs assumes the target level of achievement and is based upon the market value of the Company’s common stock on the date of grant, which was $38.29. The grant date market value of the PSUs assuming the highest level of achievement is as follows: Mr. David Brooks -$1,654,128, Ms. Michelle Hickox - $631,785, Mr. Daniel Brooks - $689,220, Mr. Michael Hobbs - $631,785, and Mr. Haynie -$402,045.

54	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding outstanding unvested stock awards held by the named executive officers as of December 31, 2020. The then-outstanding stock awards were shares of restricted stock subject to forfeiture provisions that expire on the third anniversary of the date of the grant, the fourth anniversary date of the grant (for the Strategic Re-Design Incentive Awards) or the fifth anniversary of the date of the grant (for grants received in connection with employment) so long as the holder of the shares remains employed by the Company or Independent Bank on that date. Unvested restricted stock granted under the Equity Incentive Plan vest immediately upon the occurrence of a change of control event. Unvested awards granted under the Equity Incentive Plan expire should the officer be terminated with cause, as defined in the Equity Incentive Plan. Restricted stock grants awarded under the Equity Incentive Plan are not assignable or transferable by a grantee. Grantees are required to sign confidentiality, non-solicitation and non-competition agreements in connection with receipt of the restricted stock grants to preclude actions detrimental to the Company.

In addition to restricted stock awards, the Company awarded named executive officers performance based stock units in July of 2020 as part of the Strategic Re-Design Incentive Awards, as more fully discussed above under “Strategic Re-Design Incentive Awards.” The Strategic Re-Design Incentive Award performance based stock units are similar to our standard equity awards and the performance measurement is similar to that utilized for our standard performance based stock units discussed above under “Elements of Compensation.” The only difference is that the performance period is four-years, as opposed to three, for the Strategic Re-Design Incentive Award performance based stock units.

	Stock Awards under the Equity Incentive Plan as of December 31, 2020
Name	Number of Shares of Stock that have not Vested(1)	Market Value of Shares of Stock that have not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares that have not vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that have not vested(2)(3)
David R. Brooks	48,100	$3,007,212	43,200	$2,700,864
Michelle S. Hickox	17,890	1,118,483	16,500	1,031,580
Daniel W. Brooks	21,518	1,345,305	18,000	1,125,360
Michael B. Hobbs	21,490	1,343,555	16,500	1,031,580
Mark S. Haynie	14,772	923,545	10,500	656,460

(1)

The following table shows the dates on which the shares of restricted stock shown in the table above vest, i.e., the date on which the forfeiture provisions expire as to the shares of restricted stock held by each of the Company’s named executive officers:

Name	Vesting Dates	Number of Shares to Vest
David R. Brooks	January 25, 2021	5,079
	January 31, 2021	8,192
	July 3, 2021	4,800
	January 25, 2022	5,080
	January 31, 2022	5,274
	July 3, 2022	4,800
	January 31, 2023	5,275
	July 3, 2023	4,800
	July 3, 2024	4,800
Michelle S. Hickox	January 25, 2021	794
	January 31, 2021	2,066
	July 3, 2021	2,750
	January 25, 2022	794
	January 31, 2022	1,618
	July 3, 2022	2,750
	January 31, 2023	1,618
	July 3, 2023	2,750
	July 3, 2024	2,750

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	55

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

Name	Vesting Dates	Number of Shares to Vest
Daniel W. Brooks	January 25, 2021	1,460
	January 31, 2021	2,648
	July 3, 2021	3,000
	January 25, 2022	1,461
	January 31, 2022	1,974
	July 3, 2022	3,000
	January 31, 2023	1,975
	July 3, 2023	3,000
	July 3, 2024	3,000
Michael B. Hobbs	January 1, 2021	2,000
	January 31, 2021	830
	July 3, 2021	2,750
	January 1, 2022	2,000
	January 31, 2022	830
	July 3, 2022	2,750
	January 1, 2023	2,000
	January 31, 2023	830
	July 3, 2023	2,750
	January 1, 2024	2,000
	July 3, 2024	2,750
Mark S. Haynie	January 25, 2021	508
	January 31, 2021	752
	March 1, 2021	1,500
	July 3, 2021	1,750
	January 25, 2022	508
	January 31, 2022	752
	March 1, 2022	1,500
	July 3, 2022	1,750
	January 31, 2023	752
	March 1, 2023	1,500
	July 3, 2023	1,750
	July 3, 2024	1,750

(2)

The market values for the outstanding restricted stock awards presented as of December 31, 2020, are based on a fair market value of the Company’s common stock of $62.52 per share as of December 31, 2020, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on such date.

(3)

Represents Strategic Re-Design Incentive Award performance based units granted on July 3, 2020, which will cliff vest on June 30, 2024 based on the Company’s achievement of certain performance targets. Awards are shown at the highest level of achievement and at the price of $62.52 per share as of December 31, 2020.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the exercise of stock options, SARs and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments, during the year ended December 31, 2020 for the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
David R. Brooks	—	—	2,918	$156,171
Michelle S. Hickox	—	—	1,777	94,225
Daniel W. Brooks	—	—	2,935	155,460
Michael B. Hobbs	—	—	2,000	110,880
Mark S. Haynie	—	—	2,008	96,059

56	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into Change in Control Agreements (the “Change in Control Agreements”) with each of its named executive officers. Each Change in Control Agreement provides, among other things, that if, within twelve months following the occurrence of a Change in Control of the Company (as defined in the Change in Control Agreements), (a) the Company terminates the Executive’s employment without Cause (as defined in the Change in Control Agreements) or the Executive terminates his or her employment for Good Reason (as defined the Change in Control Agreements) and (b) the Executive signs and allows to become effective a general release of all known and unknown claims in favor of the Company and its affiliates, then (i) the Executive will be entitled to a lump sum cash payment in an amount equal to three times the sum, for David R. Brooks, or two times the sum, for the other named executive officers, of (x) the Executive’s current annual base salary, plus (y) the Executive’s target total annual bonus for the year of termination, (ii) all of Executive’s unvested grants of restricted stock will become vested and will no longer be subject to restriction or forfeiture, and (iii) Executive shall continue to be a participant in the Independent Bank Survivor Benefit Plan such that, upon Executive’s death and provided certain thresholds are met, the Company will pay to the Executive’s beneficiary, as a survivor benefit, a single lump sum cash payment equal to the Executive’s annual base salary in effect on the date of the termination of the Executives’ employment. Each of the Change in Control Agreements provides further that the amount of payments and benefits payable to the Executive is subject to reduction to the extent necessary to ensure that such amount does not constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

The Company believes the Change in Control Agreements, which are a common practice among the Company’s peers, are necessary to ensure the continued focus of its executives on making the appropriate strategic decisions for the Company that maximize shareholder value, even if the decision involves a change in control and professional risk for the executives.

Each Change in Control Agreement expires three years following the date on which such agreement was executed. Unless previously terminated, upon the expiration of the term thereof, each Change in Control Agreement will renew for successive one-year renewal terms provided that the Company’s Compensation Committee explicitly reviews such agreement and expressly approves each extension within a 90-day period prior to the end of such initial or renewal term. Each Change in Control Agreement automatically terminates without further action by the Company if the employee’s employment is terminated by the Company for Cause or upon the employee’s death or disability or voluntarily by the employee without Good Reason, as those terms are defined in the Change in Control Agreements.

Under the Change in Control Agreements, the Company is not obligated to make any payment to the employees subject to such agreements if any such payments or benefits to the employee would constitute a “golden parachute payment” as defined in 12 CFR §359 unless such payment can be made in compliance with such regulation. The Company is obligated to use commercially reasonable efforts to obtain any regulatory approvals required to enable it to make such payments under the applicable Change in Control Agreement.

In addition to the amounts payable under the Change in Control Agreements, the Company’s Equity Incentive Plan generally provides that, upon a Change in Control satisfying the requirements of such plan, a successor entity may provide a substitute award pursuant to the terms and conditions of such plan. However, if the successor does not provide a substitute award, all restrictions, deferrals of settlement and forfeiture conditions applicable to shares of restricted stock granted under such plan will lapse and such shares will be deemed fully vested as of the time of the Change in Control. With respect to grants subject to the achievement of performance goals, a pro rata portion of the award would be considered earned based on actual performance for the portion of the performance period completed as of the date of the Change in Control and based on performance to such date, or if performance to such date is not determinable, based on target performance, and the value of the remaining portion of the award would be considered earned based on target performance. If performance based grants are not assumed or substituted for by the successor company pursuant to the Equity Incentive Plan, then the full amount of the performance based grant shall be considered earned and payable.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	57

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

The following table summarizes the estimated payments to be made under each named executive officer’s change in control agreement described above. For the purposes of the quantitative disclosure in the following table, and in accordance with SEC regulations, the Company has assumed that the change in control and termination took place on December 31, 2020, and that the price per share of its common stock was the closing market price as of that date, $62.52.

Name	Cash(1)	Equity(2)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other(3)	Total
David R. Brooks	$7,920,000	$4,807,788	$—	$—	$—	$—	$12,727,788
Michelle S. Hickox	1,927,000	1,806,203	—	—	—	—	3,733,203
Daniel W. Brooks	2,325,000	2,095,545	—	—	—	—	4,420,545
Michael B. Hobbs	2,088,000	2,031,275	—	—	—	—	4,119,275
Mark S. Haynie	1,505,000	1,361,185	—	—	—	—	2,866,185

(1)

Cash amounts that would be paid under the Company’s existing change in control agreements upon a change in control and a qualifying termination or termination for Good Reason using base salary information for 2020 and the amount of the named executive officers’ 2020 annual incentive bonus.

(2)

Estimates of the value that would have been recognized by our executive officers as result of the accelerated vesting of the shares of RSAs and PSUs held by such executive officers assuming a change in control and termination occurred on December 31, 2020. The estimated value was calculated by multiplying the number of unvested shares of RSAs and PSUs held by the applicable executive officer by the closing price of our common shares on December 31, 2020, which was $62.52. The PSU values were calculated based upon the target level of achievement. The actual amounts to be paid out can only be determined at the time of such change in control.

(3)

Other benefits for Mr. David Brooks, Mr. Daniel Brooks, and Ms. Michelle Hickox include continued participation in Independent Bank’s BOLI Plan. Under this plan, if (i) an executive dies before reaching age 65 and (ii) Independent Bank actually receives sufficient proceeds from a life insurance policy insuring the life of such executive, then Independent Bank shall pay to such executive’s designated beneficiary, as a survivor benefit, a single lump sum cash payment equal to such executive’s annual base salary in effect on the date of the termination of such executive’s employment with Independent Bank within 30 days after such executive’s death.

58	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL II: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Below is the 2020 annual total compensation of the Company’s CEO, the annual total compensation of the Company’s median employee, the ratio of the annual total compensation of the Company’s CEO to that of the Company’s median employee, and the methodology we used to calculate the Company’s CEO pay ratio.

CEO Annual Total Compensation	$4,298,189
Median Employee Annual Total Compensation	$63,427
CEO to Median Employee Pay Ratio	67:1

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the rules of the Securities & Exchange Commission. To calculate our median employee pay ratio, we utilized the same methodology as that used for our 2020 Proxy Statement as follows:

–

Determined our eligible employee population by taking a population of all employees of the company as of December 31, 2019, including full-time, part-time and seasonal or temporary workers, employed by the Company or its subsidiaries, but excluding our CEO.

–

Identified the median employee by calculating total calendar year taxable wages for each employee as of December 31, 2019. This yielded an even number of employees, and the median employee was determined from the population of two employees at the median. The same employee was used for the 2020 Proxy Statement calculation.

–

Calculated CEO Pay Ratio by calculating our median employee’s total compensation for 2020 according to instructions for preparing the Summary Compensation Table, including employer health insurance contributions and the value of other benefits. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

The Company’s continued investment in its employees is tantamount to the continued performance of the organization, and the Company focuses on offering competitive compensation arrangements that balance risk and reward while encouraging employees to grow and develop professionally.

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	59

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

Pursuant to the recommendation of the Audit Committee, the Company has appointed RSM US LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal 2021. RSM US LLP has been the Company’s independent registered public accounting firm since 2001. RSM US LLP served as the Company’s independent accountants for fiscal 2020 and reported on the Company’s consolidated financial statements for that year, as well as the effectiveness of the Company’s internal control over financial reporting.

At the Annual Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of RSM US LLP. The ratification of such appointment will require the affirmative vote of the majority of the votes cast by the shareholders entitled to vote and present during the live webcast of the Annual Meeting or represented by proxy at the meeting. Representatives of RSM US LLP are expected to be present at the Annual Meeting.

Shareholder ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of RSM US LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM US LLP. Even if the selection of RSM US LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2021 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reviewed the following audit and non-audit fees that the Company has paid to RSM US LLP for 2019 and 2020 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by RSM US LLP before the services are performed, including all of the services described under “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” below.

Audit Fees

Estimated fees billed for service rendered by RSM US LLP for the reviews of the Company’s quarterly reports filed on Form 10-Q, the audit of the consolidated annual financial statements of the Company and services provided for other SEC filings were $931,000 and $1,089,500 for 2019 and 2020, respectively.

Audit-Related Fees

Aggregate fees billed for all audit-related services rendered by RSM US LLP were $29,000 and $30,500 for 2019 and 2020, respectively. Such services consist of an audit of the Company’s 401(k) plan.

Tax Fees

There were no fees billed for permissible tax services rendered by RSM US LLP for 2019 and 2020.

All Other Fees

Aggregate fees billed for all other services rendered by RSM US LLP were $98,000 and $0 for 2019 and 2020, respectively. Such services consist of a fair lending compliance review.

60	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related and non-audit services to be performed by the Company’s independent auditors. The Audit Committee will approve the maximum aggregate amount of the costs that may be incurred under a general pre-approval of certain audit services. Any proposed audit services for which the cost to the Company would exceed these levels or amounts, or services that have not received general pre-approval, requires specific pre-approval by the Audit Committee.

The term of any general pre-approval is twelve (12) months from the stated date of pre-approval, unless the Audit Committee considers a different period and specifically states otherwise. The Audit Committee annually reviews and pre-approves the services, and the associated cost levels or budgeted amounts, which may be provided by its independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee adds to or subtracts from the list of general pre-approved services from time to time, based on subsequent determinations.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval for audit-related services and other audit services. Unless granted general pre-approval, all audit-related services and other audit services must be specifically pre-approved by the Audit Committee. All non-audit services must be specifically pre-approved by the Audit Committee. The Company’s independent auditor may not be engaged to provide any service that is prohibited by applicable law to be provided to an audit client by an independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer of the Company. The Chief Financial Officer will determine, upon consultation with the chairman of the Audit Committee, whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the Nasdaq Stock Market and in Section 10A of the Exchange Act and that Craig E. Holmes has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the SEC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report to shareholders on Form 10-K with management, who has primary responsibility for the financial statements, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with RSM US LLP, the independent registered public accounting firm to the Company, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles, the matters that are required to be discussed by PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with RSM US LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from RSM US LLP required by applicable professional and regulatory standards, including those of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with RSM US LLP their audit of the Company’s 2020 financial statements. The Audit Committee meets with RSM US LLP, with and without management present, to discuss the results of their examinations,

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	61

PROPOSAL III: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

their evaluations of the effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held nine (9) meetings during fiscal year 2020. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, as well as RSM US LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (1) the Company’s consolidated financial statements and (2) the effectiveness of internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and RSM US, LLP, the Audit Committee recommended to the Company’s Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report to shareholders on Form 10-K for the prior fiscal year for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Craig E. Holmes (Chair)

Alicia K. Harrison

J. Webb Jennings III

Paul E. Washington

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT PUBLIC ACCOUNTING

FIRM FOR 2021 (PROPOSAL III) .

62	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

If a Company shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2022, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than February 18, 2022, unless the date of the Company’s 2022 Annual Meeting of Shareholders is changed by more than 30 days from May 27, 2022 (the one-year anniversary date of the 2021 annual meeting).    In such case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials. Under such circumstance, we will disclose the deadline by which shareholder proposals that are to be included in our proxy materials must be received in our filings with the SEC or, if impracticable, by any other means reasonably determined to inform our shareholders. Such proposals must also comply with the remaining requirements of Rule 14a-8.

In addition, if a shareholder desires to submit a shareholder proposal outside of Rule 14a-8 to be brought before the Company’s annual meeting of shareholders in 2022, the shareholder must give timely notice in writing to the address listed below and comply with the other requirements of the Company’s Bylaws. In the event that the 2022 annual meeting of shareholders is changed by more than 30 days from May 27, 2022, the Company must receive such notice at its principal executive office not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever occurs first. In the event that the 2022 annual meeting of shareholders is not changed by more than 30 days from May 27, 2022, the Company must receive such notice not less than 90 days nor more than 120 days prior to the anniversary date of the 2021 Annual Meeting, pursuant to the Company’s Bylaws. A shareholder’s notice to Nicole Metcalf, Corporate Secretary, must set forth, as to each matter the shareholder proposes to bring before the Company’s Annual Meeting of Shareholders in 2022:

•	the name and residence address of the shareholder of the Company who intends to make a nomination or present any other matter;

•

a representation that the shareholder is a holder of the Company’s voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the annual meeting to make the nomination or bring up the matter specified in the notice;

•

with respect to notice of an intent to make a nomination for the election of a person as a director of the Company, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

with respect to an intent to make a nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company; and

•	with respect to the notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

Notice of intent to make a nomination of a person for election as a director of the Company shall be accompanied by the written consent of each nominee to serve as director of the Company if so elected.

All shareholder proposals should be submitted in writing to:

Independent Bank Group, Inc.

Nicole Metcalf, Corporate Secretary

7777 Henneman Way

McKinney, Texas 75070

Fax: (972) 562-5496

Email: nmetcalf@ibtx.com

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	63

VOTING

VOTING

Who can vote?

Only holders of record as of the close of business on April 5, 2021 will be entitled to receive notice of and to vote at the Annual Meeting of Shareholders. As of the Record Date, there were 43,192,907 shares outstanding and entitled to vote.

How do I vote?

Visit the website listed in your voting materials	Call the toll-free voting number in your voting materials	Mail your completed and signed voting materials	Vote in person during the live webcast of Annual Meeting of Shareholders

Employee Voting: If you participate in the Independent Bank 401(k) Plan (“Plan”), and your Plan account has investments in shares of our common stock, you must provide instructions to the trustee of the Plan (by the Internet, telephone, or proxy card) for your shares to be voted according to your instructions. Each Plan participant’s voting instructions will also direct the trustee of the Plan to vote any unvoted shares in the same ratio as the shares for which voting instructions have been received by the Trustee, unless contrary to law.

64	INDEPENDENT BANK GROUP, INC.	|	PROXY STATEMENT 2021

OTHER MATTERS

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

All holders of our common stock as of the Record Date are invited to attend the live webcast of the Annual Meeting. Regardless of whether you plan to attend the virtual meeting by live webcast, you are strongly urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience or vote your shares using the Internet or telephone as described above.

By order of the Board of Directors,

Nicole Metcalf

Corporate Secretary

April 27, 2021

PROXY STATEMENT 2021	|	INDEPENDENT BANK GROUP, INC.	65

PURPOSE

Build strong healthy communities - one person, one family, one organization at a time.

VISION

Be the premier regional community bank of choice for individuals and businesses so that we can invest even more back into the communities we serve.

MISSION

Delight our customers with personalized financial solutions, uplift our communities with financial and leadership support, and empower employees with positive professional growth opportunities.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

Please fold here – Do not separate

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted

FOR proposals 1, 2, 3 and 4, unless otherwise indicated.

  1.  To elect three (3) Class II directors to serve on the Board of Directors of the Company until the Company’s 2024 annual meeting of shareholders, and each until his or her respective successor is duly elected and qualified or until his or her earlier resignation or removal;

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

01 William E. Fair	☐	☐	☐	03 Michael T. Viola	☐	☐	☐

02 Donald L. Poarch	☐	☐	☐

2. To conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers (“Say-on-Pay”);	☐	For	☐	Against	☐	Abstain

3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and	☐	For	☐	Against	☐	Abstain

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.	☐	For	☐	Against	☐	Abstain

Signature(s) in Box

Date	Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by another type of entity, please sign the full entity name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 27, 2021; 2:30 p.m. (CT)

The annual meeting of shareholders (the “Annual Meeting”) of Independent Bank Group, Inc.

(the “Company”), will be held on Thursday, May 27, 2021 at 2:30 p.m., Central Time.

The meeting will be conducted exclusively by online live webcast.

To register for the virtual meeting, please follow the instructions below:

•	Visit register.proxypush.com/ibtx on your smartphone, tablet or computer.

•	As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

proxy

2021 Annual Meeting of Shareholders to be held on Thursday, May 27, 2021.

The annual meeting of shareholders (the “Annual Meeting”) of Independent Bank Group, Inc. (the “Company”), will be held on Thursday, May 27, 2021 at 2:30 p.m., Central Time. The meeting will be conducted exclusively by online live webcast.

Only shareholders as of the close of business on April 5, 2021 may attend the Annual Meeting, and any adjournment or postponement thereof. You will be able to access the webcast site fifteen (15) minutes prior to the meeting start time to check-in and to test your computer audio and video equipment. Virtual attendance at the meeting constitutes presence in person for purposes of a quorum at the meeting. You will be able to vote your shares electronically and view the list of shareholders entitled to vote by following the instructions on the webcast site. You will need the latest version of Chrome, Safari, Internet Explorer 11, Edge or Firefox. The 2021 Annual Meeting is being conducted for the following purposes:

1.	To elect three (3) directors named in the proxy statement (the “Proxy Statement”);

2.	To conduct an advisory, non-binding vote regarding the compensation of the Company’s named executive officers (“Say-on-Pay”);

3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/ibtx	1-866-883-3382	Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 26, 2021.
Use the Internet to vote your proxy.	Use a touch-tone telephone to
Scan code on front for mobile voting.	vote your proxy.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.